UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CenterPoint Energy, Inc.

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CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 26, 2012

and Proxy Statement

Notice of Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend the 2012 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE	9:00 a.m. Central Time on Thursday, April 26, 2012

PLACE	The auditorium at 1111 Louisiana, Houston, Texas

ITEMS OF BUSINESS

•    elect the ten nominees named in the Proxy Statement as directors to hold office until the 2013 annual meeting;

•    ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2012;

•    conduct an advisory vote on executive compensation; and

•    conduct other business if properly raised.

RECORD DATE	Shareholders of record at the close of business on February 27, 2012 are entitled to vote.

PROXY VOTING

Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Voting Information” beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Scott E. Rozzell

Executive Vice President,

General Counsel and

Corporate Secretary

Dated and first mailed

to shareholders

on March 16, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 26, 2012

The proxy statement and annual report to shareholders are available at:

http://materials.proxyvote.com/15189T

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

Voting Information

Who may vote?	Shareholders recorded in our stock register at the close of business on February 27, 2012 may vote at the meeting. As of that date, there were 426,305,613 shares of our common stock outstanding.

How many votes do I have?	You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for or against each director nominee and the proposals under Item 2 (ratification of appointment of independent auditors), and Item 3 (advisory vote on executive compensation), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares in accordance with the Board’s recommendations.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the independent auditors, the Audit Committee, recommends a vote as follows:

•     FOR the election of the ten nominees named in this proxy statement as directors;

•     FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012; and

•     FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion, unless you mark the proxy card to withhold that authority.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting, or by giving written notice to Mr. Scott E. Rozzell, Corporate Secretary, at CenterPoint Energy’s address shown above.

Do I need a ticket to attend the meeting?

Proof of identification and proof of ownership of our common stock are needed for you to be admitted to the meeting. If you plan to attend the meeting and your shares are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank.

What constitutes a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in “street name” for their beneficial holder clients from voting on behalf of the clients in uncontested director elections or on matters that relate to executive compensation without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on Item 2 (ratification of appointment of independent auditors). Brokers cannot vote on Item 1 (election of directors), and Item 3 (advisory vote on executive compensation), without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1 or Item 3, your broker will not vote for you with respect to those items.

What vote is required to approve each of the proposals?

Under our bylaws, directors are elected by a majority of the votes cast at the meeting. This means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Election of Directors—Information About Directors—Majority Voting in Director Elections.”

Ratification of the appointment of independent auditors (Item 2) requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Approval of the resolution included in Item 3 (advisory vote on executive compensation) requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on these items.

ELECTION OF DIRECTORS (ITEM 1)

Information About Directors	Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting in 2013.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company.

Nominees for Directors	The ten nominees for election in 2012 are listed below.

Donald R. Campbell, age 71, has been a director since 2005. Prior to his retirement in September 2000, he was the Chief Financial Officer of Sanders Morris Harris Group, Inc., a NASDAQ-listed regional investment banking firm. He served as a director of Sanders Morris Harris from 1999 until May 2004. Mr. Campbell previously served as a director of Texas Genco Holdings, Inc., an NYSE-listed former subsidiary of the Company, and as the chairman of its audit committee, from March 2003 until December 2004. He also previously served as Vice Chairman of the board of directors and Chief Financial Officer of Pinnacle Global Group, a Houston based financial services firm from 1998 to 1999. From 1990 until 1999, he was employed by TEI, Inc., holding a variety of positions including Chief Executive Officer, Chief Financial Officer and director. The Board determined that Mr. Campbell should be nominated for election as a director due to his experience as a senior corporate executive, his financial and accounting expertise, and his experience as director of several corporations, including service on the Board and as Audit Committee Chairman of both Texas Genco Holdings, Inc. and the Company.

Milton Carroll, age 61, has been a director since 1992 and Chairman since September 2002. Mr. Carroll is Chairman and founder of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He has served as a director of Halliburton Company since 2006, Western Gas Holdings, LLC, general partner of Western Gas Partners, LP, since 2008, LyondellBasell Industries N.V. since July 2010, and LRE GP, LLC, general partner of LRR Energy, L.P., since November 2011. He has served as a director of Healthcare Service Corporation since 1998 and as its chairman since 2002. Mr. Carroll previously served as a director of EGL, Inc. from 2003 to 2007. The Board determined that Mr. Carroll should be nominated for election as a director due to his extensive knowledge of the Company and its operations gained in over 19 years of service as a director of the Company, its predecessors and affiliates. The Board values Mr. Carroll’s knowledge of the oil and natural gas industries, board leadership skills and corporate governance expertise.

O. Holcombe Crosswell, age 71, has been a director since 1997 and was a director of NorAm Energy Corp. and the predecessor of a division of that company from 1986 until we acquired that company in 1997. Mr. Crosswell is President of Griggs Corporation, a real estate and investment company in Houston, Texas. He previously served as a director and as chairman of the Metropolitan Transit Authority of Harris County. The Board determined that Mr. Crosswell should serve as a director due to his knowledge of, and experience in, the natural gas and electric industry gained in over 25 years of service as a director of the Company and predecessor entities and his real estate and investment expertise. The Board also benefits from his involvement in the Houston business community, and service on civic boards and charitable organizations.

Michael P. Johnson, age 64, has been a director since July 2008. Mr. Johnson is President and Chief Executive Officer of J&A Group, LLC, a management and business consulting company. He served from 2002 until his retirement in March 2008 as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a publicly held natural gas producer, processor and transporter. Prior to joining the Williams Companies, he served in various executive capacities with Amoco Corporation, including vice president of human resources. He has served as a director of Patriot Coal Corporation since 2008, Buffalo Wild Wings, Inc. since 2006, and QuikTrip Corporation, a private company, since 2001. He also serves on the Oklahoma Advisory Board of Health Care Service Corporation and on the boards of several charitable organizations and foundations. The Board determined that Mr. Johnson should be nominated for election as a director due to his extensive management and leadership experience as a senior executive officer of major international companies. The Board values Mr. Johnson’s knowledge of the oil and gas industry and expertise in corporate governance and human resources matters.

Janiece M. Longoria, age 59, has been a director since 2005. Ms. Longoria is a partner in the law firm of Ogden, Gibson, Broocks, Longoria & Hall, L.L.P. in Houston, Texas and has a concentration of experience in commercial and securities-related litigation and regulatory matters. She has served as a director of Patriot Coal Corporation since January 2011 and as commissioner of the Port of Houston Authority since 2002. She previously served as a member of The University of Texas System Board of Regents and the University of Texas Investment Management Company from February 2008 to February 2011. She also previously served as the treasurer and a director of the Houston Convention Center Hotel Corporation from 1999 to 2004. The Board determined that Ms. Longoria should serve as a director due to her extensive legal and regulatory expertise and her experience serving as a commissioner or in a similar oversight position on boards of major governmental and civic organizations. The Board also values her service on boards of charitable organizations and extensive community involvement.

David M. McClanahan, age 62, has served as a director and as President and Chief Executive Officer of CenterPoint Energy since 2002. He served as Vice Chairman of our predecessor company from October 2000 to September 2002 and as President and Chief Operating Officer of its Delivery Group from 1999 to September 2002. Previously, he served as President and Chief Operating Officer of our predecessor company’s Houston Lighting & Power Company division from 1997 to 1999. He has served in various executive officer capacities with us since 1986. He currently serves on the boards of the Edison Electric Institute and the American Gas Association. The Board determined that Mr. McClanahan should be nominated for election as a director due to his extensive knowledge of the industry and the Company, its operations and people, gained in 40 years of service with the Company and its predecessors in positions of increasing responsibility. The Board benefits from Mr. McClanahan’s financial and accounting expertise and industry leadership.

Susan O. Rheney, age 52, has been a director since July 2008. Ms. Rheney is a private investor. From 2002 until March 2010, she served as a director of Genesis Energy, Inc., the general partner of Genesis Energy, LP, a publicly traded limited partnership. From 2003 to 2005, she was a director of Cenveo, Inc. and served as chairman of the board from January to August 2005. She also served until 2001 as a principal with The Sterling Group, a private financial and investment organization. The Board determined that Ms. Rheney should be nominated for election as a director due to her financial management and accounting expertise and experience as a director of a mid-stream oil and gas company. The Board benefits from her experience implementing strategic and operational initiatives at a variety of firms.

R. A. Walker, age 55, has been a director since April 2010. Mr. Walker is President and Chief Operating Officer of Anadarko Petroleum Corporation, having joined the company in 2005 as Senior Vice President and Chief Financial Officer. Anadarko announced on February 21, 2012 that Mr. Walker will become the company’s President and Chief Executive Officer effective May 15, 2012. He is a director of Western Gas Holdings, LLC, a subsidiary of Anadarko and general partner to Western Gas Partners, LP., and serves on the Board of Trustees for the Houston Museum of Natural Science. Prior to joining Anadarko, Mr. Walker was a Managing Director for the Global Energy Group of UBS Investment Bank from 2003 to 2005. He previously served as a director of Temple-Inland, Inc. from 2008 until February 2012. The Board determined that Mr. Walker should be nominated for election as a director due to his extensive knowledge of the energy industry, experience as a director of public companies, merchant banking experience and his financial and executive management expertise, including experience as a president, chief operating officer, and chief financial officer.

Peter S. Wareing, age 60, has been a director since 2005. Mr. Wareing is a co-founder and partner of the private equity firm Wareing, Athon & Company and is involved in a variety of businesses. He is the Chairman of the Board of Gulf Coast Pre-Stress, Ltd. in Pass Christian, Mississippi. He also currently serves as a trustee of Texas Children’s Hospital in Houston. The Board determined that Mr. Wareing should be nominated for election as a director due to his expertise in financial, business and corporate strategy development matters. The Board also values his civic leadership and involvement in the Houston business community.

Sherman M. Wolff, age 71, has been a director since 2007. Prior to his retirement in 2006, he served as Executive Vice President and Chief Operating Officer of Health Care Service Corporation, which provides health and life insurance products and related services as Blue Cross Blue Shield of Texas, Illinois, New Mexico and Oklahoma. He held various positions with that company from 1991 until his retirement, including service as Chief Financial Officer. He currently serves as a director of Fort Dearborn Life Insurance Company and of Fort Dearborn Life Insurance Company of New York, subsidiaries of Health Care Service Corporation. He previously served as a director of EGL, Inc. from 2006 to 2007. The Board determined that Mr. Wolff should serve as a director due to his financial and executive management expertise, including experience as a chief financial officer and chief operating officer of a major corporation.

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Director Nomination Process

In assessing the qualifications of candidates for nomination as director, the Governance Committee and the Board consider, in addition to qualifications set forth in our bylaws, each potential nominee’s:

•	personal and professional integrity, experience, reputation and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to act in the best interests of CenterPoint Energy and its shareholders.

Consideration is also given to the requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations.

In addition, the Governance Committee and the Board take into account the Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation and other qualities they consider important in light of our business plan. The Governance Committee periodically reviews the overall composition of the Board, the skills represented by incumbent directors and the need for new directors to replace retiring directors or to expand the Board. In seeking new director candidates, the Governance Committee and the Board consider the skills, expertise and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance Committee and the Board also considers the diversity of the Board in terms of the geographic, gender, age, and ethnic makeup of its members. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that can effectively work together using its diversity of experience to see that the Company is well-managed and represents the interests of the Company and its shareholders.

Suggestions for potential nominees for director can come to the Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance Committee has sole authority with respect to the engagement. The Governance Committee will also consider director candidates recommended by shareholders. The extent to which the Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. The Governance Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from increasing insight and experience developed over a period of time.

Shareholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to the Corporate Secretary at the address indicated on the first page of this proxy statement. In order to be considered for nomination by the Board of Directors, submissions of potential nominees should be made no later than November 15 in the year prior to the meeting at which the election is to occur.

Director Independence

The Board of Directors determined that Messrs. Campbell, Carroll, Crosswell, Johnson, Walker, Wareing, and Wolff and Mses. Longoria and Rheney are independent within the meaning of the listing standards for general independence of the New York Stock Exchange. Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of these three committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a board determination that the director has no material relationship with the listed company and a listing of several specific relationships that preclude independence.

As contemplated by New York Stock Exchange Rules then in effect, the Board adopted categorical standards in 2004 to assist in making determinations of independence. Under the rules then in effect, relationships falling within the categorical standards were not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions; or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

In making its subjective determination regarding the independence of Messrs. Campbell, Carroll, Crosswell, Johnson, Walker, Wareing and Wolff and Mses. Longoria and Rheney, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each of the director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees.

In connection with its determination as to the independence of Mr. Carroll, the Board has considered that Mr. Carroll receives additional director compensation for serving as non-executive Chairman of the Board. This position involves a substantial commitment of time over and above regular service as a Board member and member of committees of the Board. The Board also considered a relationship in which a company on whose board Mr. Carroll serves as a non-employee director and non-executive chairman provides services to CenterPoint Energy. Mr. Carroll had no role in initiating the relationship with this service provider. Because the business relationship is of a nature and magnitude not requiring proxy statement disclosure under Securities and Exchange Commission rules, it falls within the categorical standards described above. The Board has concluded that these circumstances and relationships do not adversely affect Mr. Carroll’s ability and willingness to act in the best interests of CenterPoint Energy and its shareholders or otherwise compromise his independence.

In connection with its determination as to the independence of Mr. Walker, the Board considered ordinary course transactions between the Company and Anadarko Petroleum Corporation, for which Mr. Walker serves as President and Chief Operating Officer. During 2011, subsidiaries of CenterPoint Energy purchased natural gas from subsidiaries of Anadarko totaling approximately $24 million. These payments represent less than one-half of one percent of the consolidated gross revenues for 2011 for both the Company and Anadarko. These transactions were on standard terms and conditions, and Mr. Walker did not have any involvement in negotiating the terms of the purchases nor interest in the transactions. Additionally, the Board considered that Company subsidiaries may purchase natural gas from and provide natural gas related transportation services to Anadarko in the future. The Board believes that these transactions and relationships do not adversely affect Mr. Walker’s ability or willingness to act in the best interests of the Company and its shareholders or otherwise compromise his independence, nor are similar transactions in the future expected to adversely affect Mr. Walker’s independence.

Code of Ethics and Ethics and Compliance Code

We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to all directors, officers and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under New York Stock Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders. In 2011, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

Conflicts of Interest and Related- Party Transactions

The Governance Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Our Ethics and Compliance Code provides that all directors, executive officers and other employees should avoid actual conflicts of interest as well as the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller) to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Under our Ethics and Compliance Code, prior approval is required for any significant financial interest with suppliers, partners, subcontractors, or competitors. Any questionable situation is required to be disclosed to the Law Department or an employee’s direct manager. Pursuant to our Corporate Governance Guidelines and the Governance Committee Charter, the Board has delegated to the Governance Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chairman any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chairman shall promptly advise the Governance Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions that such director or executive officer or other related person was, or is proposed to be, a participant. In each case, the standard applied in approving the transaction is the best interests of CenterPoint Energy and its shareholders.

There were no related-party transactions in 2011 that were required to be reported pursuant to the applicable disclosure rules of the Securities and Exchange Commission.

Majority Voting in Director Elections

Our amended and restated bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

•

Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

•	Each director candidate who is not an incumbent director must agree to submit such an irrevocable resignation upon election or appointment as a director;

•	Upon the failure of any nominee to receive the required vote, the Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;

•	The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our amended and restated bylaws and our Corporate Governance Guidelines can be found on our website at www.centerpointenergy.com.

Board Leadership

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles provides, at present, the best balance of these important responsibilities with the Chairman directing board operations and leading the board in its oversight of management, and the Chief Executive Officer focusing on developing and implementing the Company’s board-approved strategic vision and managing its day-to-day business. The Board believes that the independent board chairman helps provide an opportunity for the Board members to provide more direct input to management in shaping the organization and strategy of the Company and strengthening the Board’s independent oversight of management.

The Board’s Role in Risk Oversight

The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management as provided in the Corporate Governance Guidelines. The Board also approves overall corporate risk limits. Management is responsible for developing and implementing the Company’s program of enterprise risk management. The Company’s Chief Risk Officer periodically reports to the Audit Committee concerning the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Audit Committee reviews, and reports to the Board regarding, the risk management process developed and implemented by management. Each board committee has responsibility for monitoring enterprise risks assigned to it by the Board. A risk oversight committee, which is composed of senior executives from across the Company, monitors and oversees compliance with the Company’s risk control policy. The Company’s Chief Risk Officer, who reports to the Chief Financial Officer, facilitates risk oversight committee meetings, and provides daily risk assessment and control oversight for commercial activities.

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

Board Organization and Committees; Other Governance Provisions

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Last year, the Board met seven times and the current committees met a total of 21 times. Each director attended more than 75% of the meetings of the Board of Directors and each of the committees on which he or she served. Messrs. Carroll and McClanahan do not serve on any committees. The following table sets forth the committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2011:

Director	Audit Committee	Compensation Committee	Finance Committee	Governance Committee
Donald R. Campbell	•	•		+
O. Holcombe Crosswell		•		•
Michael P. Johnson	•	•		•
Janiece M. Longoria		•	•
Susan O. Rheney	+		•
R. A. Walker	•		•
Peter S. Wareing	•		+	•
Sherman M. Wolff		+	•	•
Number of Meetings Held in 2011	7	4	5	5

(+) Denotes Chair.

Audit Committee

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for the integrity of our financial statements, the qualifications, independence and performance of our independent auditors, the performance of our internal audit function, compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls, and our system of enterprise risk management. The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 69.

The Board of Directors has determined that Ms. Rheney is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

Compensation Committee

The primary responsibilities of the Compensation Committee are to oversee compensation for our senior officers, including salary and short term and long term incentive awards, administer incentive compensation plans, evaluate Chief Executive Officer performance and review management succession planning and development. For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 22 and for the report of the Compensation Committee concerning the Compensation Discussion and Analysis, see “Report of the Compensation Committee” on page 68.

Finance Committee

The primary responsibilities of the Finance Committee are to assist the Board in fulfilling its oversight responsibility with respect to the financial affairs of CenterPoint Energy and its subsidiaries. The Finance Committee reviews our financial objectives and policies, financing strategy and requirements, capital structure, and liquidity and related financial risk. The Finance Committee also reviews and makes recommendations to the Board regarding our dividend policy and actions, approves specific debt and equity offerings and other capital transactions within limits set by the Board, and reviews the capital structure, financing plans and credit exposures of our major subsidiaries.

Governance Committee

The primary responsibilities of the Governance Committee are to identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board; recommend membership on standing committees of the Board; address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons;” oversee annual evaluations of the Board and management; review and recommend fee levels and other elements of compensation for non-employee directors; evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election; and establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines. For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance Committee, see “Compensation of Directors” beginning on page 14.

Executive Sessions of the Board

Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Chairman of the Board (Mr. Carroll) presides at these sessions.

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Attendance at Meetings of Shareholders	Directors are expected to attend annual meetings of shareholders. All directors attended the 2011 annual meeting.

Website Availability of Documents

CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Finance Committee, Compensation Committee and Governance Committee, the Code of Ethics, and the Ethics and Compliance Code can be found on our website at www.centerpointenergy.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Compensation of Directors

The Governance Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors, including the Company’s non-executive Chairman of the Board.

Directors receive a cash retainer and fees for attending meetings of the Board of Directors and each of its committees and are eligible to receive annual grants of our common stock under our Stock Plan for Outside Directors. Participation in a plan providing split-dollar life insurance coverage has been discontinued for directors commencing service after 2000.

Stock ownership guidelines for non-employee directors were adopted in February 2011. Under these guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least three times the director’s regular annual cash retainer. Current directors have four years from the date of adoption of the ownership guidelines to acquire the specified amount of common stock. New directors are required to attain the specified level of ownership within four years of joining the Board.

Retainer and Meeting Fees

In 2011, each non-employee director received an annual retainer of $50,000. The current level of the cash retainer paid to directors was set in June 2004. Fees for attending meetings of the Board and each of its committees are set at $2,000 per meeting. The Chairmen of the Audit and Compensation Committees each receive a supplemental annual retainer of $15,000 for service as committee chairmen. The Chairmen of the Finance and Governance committees each receive a supplemental annual retainer of $5,000 for service as committee chairmen. Fees earned or paid in 2011 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table on page 18.

Chairman’s Supplemental Retainer and Special Awards

Under an arrangement approved by the Board of Directors in April 2010, Mr. Carroll receives the compensation payable to other non-employee directors and certain supplemental compensation for agreeing to serve as the non-executive Chairman of the Board through May 2013, a position that involves a substantial commitment of time over and above regular service as a Board member and member of committees of the Board. Under this arrangement, Mr. Carroll receives a supplemental monthly retainer of $30,000 payable beginning June 30, 2010 and continuing thereafter until the earlier of May 31, 2013 or the termination of Mr. Carroll’s service as non-executive Chairman of the Board. In addition, Mr. Carroll was and is entitled to annual cash awards on June 1, 2010, June 1, 2011 and June 1, 2012. The amount of each annual cash award is equal to the product of (i) 25,000 and (ii) the closing sales price per share of our common stock on the consolidated transaction reporting system for the New York Stock Exchange on the respective award date, or if there have been no such sales so reported on that date, on the date immediately preceding the respective award date on which such a sale was so reported. Mr. Carroll has the option to elect on or prior to the award date of a particular annual cash award to receive 25,000 fully vested shares of CenterPoint Energy common stock in lieu of a cash award (subject to applicable holding period and resale restrictions under federal securities laws). Under this arrangement, we issued 25,000 shares of CenterPoint Energy common stock to Mr. Carroll on each of June 1, 2010 and June 1, 2011 in lieu of cash awards on those dates. In conjunction with his duties as non-executive Chairman of the Board, we also provide Mr. Carroll office space and administrative assistant services.

Stock Plan for Outside Directors

Under the Stock Plan for Outside Directors, each non-employee director may be granted an annual stock award of up to 5,000 shares of CenterPoint Energy common stock. The number of shares of common stock granted to non-employee directors is set by the Board annually. Each non-employee director serving as of May 2, 2011 received an award of 4,000 shares of common stock. Grants made under this plan on or after April 22, 2010 vest on the first anniversary of the grant date. Grants made under this plan prior to April 22, 2010 vest in one-third increments on the first, second and third anniversaries of the grant date. Grants fully vest in the event of the director’s death or upon a change in control (defined in substantially the same manner as in the change in control agreements for certain officers described in “Potential Payments upon Change in Control or Termination” beginning on page 60). Upon vesting of the shares, each director receives, in addition to the shares, a cash payment equal to the amount of dividend equivalents earned since the date of grant. If a director’s service on the Board is terminated for any reason other than death or a change in control, the director forfeits all rights to the unvested portion of the outstanding grants as of the termination date. If the director is 70 years of age or older when he or she ceases to serve on the Board of Directors, the director’s termination date is deemed to be December 31st of the year in which he or she leaves the Board. In addition to the annual grant, a non-employee director may receive a one-time grant of up to 5,000 shares of common stock upon commencing service as a director, subject to the same vesting schedule described above. No awards have been made under the provision allowing one-time initial grants. The aggregate number of outstanding unvested stock awards is set forth in footnote (3) to the Director Compensation Table.

Deferred Compensation Plan

We maintain a deferred compensation plan that permits directors to elect each year to defer all or part of their annual retainer, supplemental annual retainer for committee chairmanship and meeting fees. The supplemental monthly retainer for service as Chairman of the Board is not eligible for deferral under this plan. Interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Directors participating in this plan may elect at the time of deferral to receive distributions of their deferred compensation and interest in three ways:

•	an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain age 70;

•	a lump sum distribution payable in the year after they reach age 70 or upon leaving the Board of Directors, whichever is later; or

•	15 annual installments beginning on the first of the month coincident with or next following age 70 or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” on page 66 for funding of the deferred compensation plan upon a change in control.

The amounts deferred by directors in 2011 are described in footnote (2) to the Director Compensation Table. The above market earnings are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table.

Executive Life Insurance Plan

Non-employee directors who were elected to the Board before 2001 (Messrs. Carroll and Crosswell) participate in an executive life insurance plan. This plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director’s annual retainer, excluding any supplemental retainer, with coverage continuing after the director’s retirement from the Board. Due to limits on the increases in the death benefit under this plan, the death benefit for the current eligible directors remains at $180,000. The annual premiums on the policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, the directors must recognize imputed income based upon the insurer’s one-year term rates. The director is also provided a tax gross-up payment for all taxes due on the imputed income associated with the policy value so that coverage is provided at no cost to the director. The applicable amounts are set forth in footnote (6) to the All Other Compensation column of the Director Compensation Table. Upon the death of the insured, the director’s beneficiaries will receive the specified death benefit, and we will receive any balance of the insurance proceeds.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2011 as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Donald R. Campbell	101,000	74,580	—	—	—	—	175,580
Milton Carroll	909,000	74,580	—	—	18,943	5,218	1,007,741
Derrill Cody (1)	37,000	—	—	—	—	—	37,000
O. Holcombe Crosswell	80,000	74,580	—	—	41,585	13,562	209,727
Michael P. Johnson	96,000	74,580	—	—	—	—	170,580
Janiece M. Longoria	81,667	74,580	—	—	5,947	—	162,194
Thomas F. Madison(1)	41,000	—	—	—	—	—	41,000
Robert T. O’Connell(1)	43,000	—	—	—	—	—	43,000
Susan O. Rheney	103,000	74,580	—	—	—	—	177,580
R. A. Walker	86,000	74,580	—	—	—	—	160,580
Peter S. Wareing	97,000	74,580	—	—	13,093	—	184,673
Sherman M. Wolff	105,000	74,580	—	—	15,671	—	195,251

(1)	Messrs. Cody, Madison and O’Connell retired from the Board in April 2011.

(2)

Includes annual retainer, supplemental retainer, Board meeting fees and Committee meeting fees for each director as more fully explained under “Compensation of Directors—Retainer and Meeting Fees” and “Compensation of Directors—Chairman’s Supplemental Retainer and Special Awards” above.

Mr. Carroll’s supplemental retainer consists of a supplemental monthly retainer of $30,000 for service as Chairman of the Board. Mr. Carroll elected to defer his annual retainer during 2011. On June 1, 2011, upon his election, we issued 25,000 shares of CenterPoint Energy common stock to Mr. Carroll, in lieu of a cash award, pursuant to the compensation arrangements described under “Compensation of Directors—Chairman’s Supplemental Retainer and Special Awards” above. The value of the shares at issuance was based on the closing price of our common stock on the New York Stock Exchange Composite Tape of $19.24 per share on June 1, 2011.

Ms. Rheney received a supplemental annual retainer for serving as Chairman of the Audit Committee in 2011. Messrs. Campbell, Wareing and Wolff each received a supplemental annual retainer for serving as Chairman of the Governance, Finance and Compensation Committees, respectively, in 2011. These supplemental annual retainers are described under “Compensation of Directors—Retainer and Meeting Fees” above. Messrs. Wareing and Wolff each elected to defer their respective meeting fees, annual retainer and supplemental annual retainer, and Mr. Crosswell elected to defer his annual retainer during 2011.

(3)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

Upon the recommendation of the Governance Committee, the Board granted 4,000 shares of common stock to each non-employee director then in office as of May 2, 2011 under our Stock Plan for Outside Directors. The grant date fair value of the awards, based on the average of the high and low market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $18.645 per share. At December 31, 2011, each of our non-employee directors had 5,333 unvested stock awards, except for Mr. Walker who had 4,000 unvested stock awards.

(4)	The Board does not grant stock options or non-equity incentive plan compensation to non-employee directors.

(5)

In 2011, Messrs. Carroll, Crosswell, Wareing and Wolff and Ms. Longoria accrued above-market earnings on their deferred compensation account balances of $18,943, $41,585, $13,093, $15,671 and $5,947, respectively.

(6)	The following table sets forth the premium paid by CenterPoint Energy and the tax gross-up payments made to our directors who participated in the executive life insurance plan in 2011:

Director Compensation – All Other Compensation

Name	Split-Dollar Life Insurance Premium ($)	Paid Tax Gross-Up ($)	Total ($)
Carroll	4,851	367	5,218
Crosswell	12,665	897	13,562

Stock Ownership

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers, and the executive officers and directors as a group. Information for the executive officers and directors is given as of March 1, 2012 except as otherwise indicated. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name	Number of Shares of CenterPoint Energy Common Stock
Barrow, Hanley, Mewhinney & Strauss, LLC	38,341,233	(1)
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201
Vanguard Windsor Funds—Vanguard Windsor II Fund	25,766,213	(2)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
The Vanguard Group, Inc.	24,828,560	(3)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Northern Trust Corporation	24,789,537	(4)
50 South LaSalle Street
Chicago, Illinois 60603
BlackRock, Inc.	24,199,326	(5)
40 East 52nd Street
New York, New York 10022
State Street Corporation.	22,508,112	(6)
One Lincoln Street
Boston, MA 02111
Donald R. Campbell	36,000	(7)
Milton Carroll	85,333	(7)(8)
O. Holcombe Crosswell	48,095	(7)(9)
C. Gregory Harper	49,878	(10)
Michael P. Johnson	15,200	(7)
Janiece M. Longoria	32,070	(7)
David M. McClanahan	1,083,389	(10)(11)
Susan O. Rheney	14,000	(7)
Scott E. Rozzell	276,962	(10)(12)
Thomas R. Standish	216,262	(9)(10)(11)
R. A. Walker	8,000	(7)
Peter S. Wareing	96,000	(7)(13)
Gary L. Whitlock	344,260	(10)(11)
Sherman M. Wolff	22,000	(7)(14)
All executive officers and directors as a group (16 persons)	2,360,107

(1)

This information is as of December 31, 2011 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012 by Barrow, Hanley, Mewhinney & Strauss, LLC. This represents 9.0% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports sole voting power for 3,729,220 shares of common stock, shared voting power for 34,612,013 shares of common stock and sole dispositive power for 38,341,233 shares of common stock.

(2)

This information is as of December 31, 2011 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2012 by Vanguard Windsor Funds—Vanguard Windsor II Fund. This represents 6.04% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 25,766,213 shares of common stock.

(3)

This information is as of December 31, 2011 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012 by The Vanguard Group, Inc. This represents 5.82% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power of 572,265 shares of common stock, sole dispositive power for 24,256,295 shares of common stock and shared dispositive power of 572,265 shares of common stock.

(4)

This information is as of December 31, 2011 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by Northern Trust Corporation and certain of its subsidiaries. This represents 5.82% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 1,276,771 shares of common stock, shared voting power for 23,456,488 shares of common stock, sole dispositive power for 3,776,743 shares of common stock and shared dispositive power for 1,049,159 shares of common stock. CenterPoint Energy understands that the shares reported include 19,732,131 shares of common stock held as trustee of CenterPoint Energy’s savings plan which provides for pass-through voting by plan participants.

(5)

This information is as of December 31, 2011 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012 by BlackRock, Inc. This represents 5.68% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 24,199,326 shares of common stock, no shared voting power for shares of common stock and sole dispositive power for 24,199,326 shares of common stock.

(6)

This information is as of December 31, 2011 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012 by State Street Corporation. This represents 5.3% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports shared voting power for 22,508,112 shares of common stock and shared dispositive power for 22,508,112 shares of common stock.

(7)

Includes shares scheduled to vest under the Stock Plan for Outside Directors as follows: 1,333 shares on May 1, 2012 and 4,000 shares on May 2, 2012 for each of Messrs. Campbell, Carroll, Crosswell, Johnson, Wareing and Wolff and Mses. Longoria and Rheney; 4,000 shares on May 2, 2012 for Mr. Walker.

(8)	Includes 80,000 shares pledged to secure loans.

(9)	Includes shares held by spouse.

(10)

Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(11)

Includes shares covered by CenterPoint Energy stock options held as of March 6, 2012 that are exercisable within 60 days of that date as follows: Mr. McClanahan, 210,000 shares; Mr. Whitlock, 60,200 shares; and the group, 270,200 shares.

(12)	Includes 159,722 shares pledged to secure loans.

(13)	Includes shares held in trust for benefit of spouse, as to which Mr. Wareing disclaims beneficial interest.

(14)	Includes shares held in trust for benefit of spouse of which Mr. Wolff is a trustee.

Compensation Discussion and Analysis

The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.

Executive Summary

Overview.  In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as determinations made by the Compensation Committee of the Board of Directors regarding the compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, whom we collectively refer to as our “named executive officers.” Detailed information regarding the compensation of our named executive officers is included under “Executive Compensation Tables” immediately following this section.

The objective of CenterPoint Energy’s executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation. We believe compensation programs can drive our employees’ behavior, and accordingly we try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests. We have structured our compensation program in order to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation will reflect CenterPoint Energy’s attainment of (or failure to attain) specified financial and operational performance objectives.

Highlights of our executive compensation program include the following:

•	The compensation of our named executive officers is reviewed and established annually by the Compensation Committee of our Board of Directors, consisting entirely of independent directors.

•	To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation matters.

•	We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness.

•	Actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance.

•

We believe that a substantial portion of the compensation for our executives should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the executive accomplish goals established by the Compensation Committee.

•	We expect our named executive officers to have a higher percentage of their total compensation at risk than our other executives.

•

We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed severance payments upon a termination of employment except under change in control agreements that contain a “double trigger” term, or pursuant to the terms of grants made under our short term and long term incentive plans for named executive officers who satisfy the retirement provisions under the plans.

•

We do not negotiate the terms of our change in control agreements with our executive officers. Instead, the terms of the agreements are approved by the Board of Directors based on the recommendation of the Compensation Committee with input from the Committee’s consultant, and then offered to the executives to accept or decline.

•	The Board of Directors has determined that it will no longer include an excise tax gross-up payment in new and materially amended change in control agreements with our officers.

•

We have established executive stock ownership guidelines applicable to all of our officers in order to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Effective January 1, 2012, we revised our executive stock ownership guidelines in order to increase the amount of CenterPoint Energy common stock to be owned by our Chief Executive Officer from four times base salary to five times base salary, and to provide that unvested performance share awards will no longer be counted towards the guidelines for all of our officers. In addition, the ownership requirement will be determined based on the executive’s base salary at the end of the calendar year (prior to 2012, the ownership requirement was determined based on the executive’s base salary at the time he or she became covered by the guidelines or at the time of promotion to a higher level covered by the guidelines).

•

As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.

•

The Board of Directors has implemented a policy for the recoupment of short term and/or long term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

•

CenterPoint Energy has prepared and reviewed with the members of the Compensation Committee tally sheets for each named executive officer as of December 31st and pro forma as of April 1st each year since 2007, as applicable, in order to show how various compensation and benefit amounts are interrelated and to help the Compensation Committee better understand the impact of its compensation decisions before they are finalized.

•	None of our named executive officers received perquisites valued in excess of $10,000 during 2011, and we do not consider perquisites to be a significant element of our executive compensation program.

Our 2011 Executive Compensation Program.  The overall objectives and structure of our executive compensation program remained largely unchanged in 2011 as compared to 2010. In 2011:

•

The Compensation Committee reviewed and approved increases to base salaries ranging from 2.7% to 4.2% for our named executive officers, which were comparable to the average base pay increases for our employees generally.

•

The Compensation Committee reviewed, but did not change, the short term and long term incentive targets (expressed as a percentage of base salary earned during the year) for our named executive officers from the target levels established for both 2010 and 2009 incentive compensation.

•

Based on the analysis and recommendation of Frederic W. Cook & Co., Inc. (“Cook & Co.”), the Compensation Committee’s independent executive compensation consultant, the peer group of publicly traded utility companies used in connection with determining the compensation of our named executive officers in 2010 was also used in connection with determining the compensation of our named executive officers in 2011. See “Role of Compensation Committee – Decisions Made by the Compensation Committee” for additional information about the peer group.

Impact of Our Performance on 2011 Short Term Incentive Compensation and 2011 Vesting of 2009 Performance Share Grants and Stock Awards. CenterPoint Energy reported net income of $1.36 billion, or $3.17 per diluted share, for 2011, as compared to net income of $442 million, or $1.07 per diluted share for 2010. The year ended December 31, 2011 included net income of $811 million, or $1.89 per diluted share, reflecting the final resolution of the appeals of the 2004 true-up order of the Texas Public Utility Commission issued in connection with the restructuring of the Texas electric industry. Operationally, our regulated electric and natural gas utilities reported solid results in 2011 and our field services unit realized growth from investments made in several developing shale plays. CenterPoint Energy’s “core operating income,” which is a primary performance objective used under our executive compensation program for determining payouts under both short term and long term incentive compensation awards, increased to $1,176 million in 2011 from $1,122.4 million in 2010, and exceeded the 2011 target amount under our 2011 short term incentive plan by $34 million. CenterPoint Energy’s core operating income is determined by adjusting reported operating income to remove the effect of specified items, either positive or negative, in order to reflect what we consider to be our core operational business performance in the period being measured. For more information regarding the determination of core operating income, please refer to “Executive Compensation Tables – Non-Equity Incentive Plan Awards.”

Our short term incentive plan provides an annual cash award based on the achievement of annual performance objectives specified for each of our named executive officers, including specific objectives relating to core operating income, controllable expenses and business unit performance. Based on our level of achievement of the 2011 performance objectives and an assessment of each individual’s performance by the Compensation Committee, the Committee authorized awards to each of the named executive officers equal to their respective funded amounts. Accordingly, the 2011 short term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were 140% for Mr. McClanahan, 138% for Messrs. Whitlock and Rozzell, 142% for Mr. Standish and 136% for Mr. Harper. Please refer to “Executive Compensation Tables – Non-Equity Incentive Plan Awards” for information regarding the specified performance objectives and our actual achievement levels during 2011.

In February 2009, we granted performance share awards to our current named executive officers under our long-term incentive plan. The awards were made in three separate, equal grants, with the payout opportunity for each grant based on a different performance objective to be measured over the three-year performance cycle of January 2009 through December 2011. The first performance objective was based on total shareholder return as compared to that of other publicly traded companies in a regulated subset of the S&P Utility Index, the second was based on achieving a modified cash flow goal and the third was based on achieving a core operating income goal. Based on our performance over the three-year cycle, the 2009 performance share awards vested based on an achievement level of 136%, 150%, and 138%, respectively. Please refer to “Executive Compensation Tables – Option Exercises and Stock Vested for Fiscal Year 2011” for information regarding the number of gross shares distributed and the total value realized on vesting.

In February 2009, we granted a stock award to our current named executive officers under our long term incentive plan. The awards were subject to a performance goal which was the declaration of a minimum of $2.28 in cash dividends per share over the three-year vesting period. These stock awards vested in February 2012 as the total dividends declared during the measurement period were $2.3425 per share. The number of gross shares distributed and the total value realized on vesting of these awards will be included in our compensation disclosures for 2012.

2011 Cash Bonus.  In February 2012, the Compensation Committee approved a cash bonus in the amount of $500,000 for Mr. Rozzell in recognition of his exceptional leadership and performance in connection with the regulatory proceedings and associated litigation related to CenterPoint Energy Houston Electric, LLC’s ultimate recovery of over $4 billion related to the restructuring of the electric industry in Texas. The bonus represents a discretionary payment in addition to the amount earned pursuant to achieved performance goals under our short term incentive plan and is included in the “Bonus” column of the Summary Compensation Table included in this proxy statement.

Actions Taken Regarding 2012 Executive Compensation Program.  In February 2012, the Compensation Committee reviewed the base salary and short term and long term incentive targets (expressed as a percentage of base salary earned during the year) for Mr. McClanahan and determined (i) not to change his base salary and short term incentive target from the levels established for 2011 compensation, and (ii) to increase his long term incentive target effective as of January 1, 2012 to 225% from the 200% level established for 2011 compensation. The Committee also reviewed and approved increases to the base salaries of Messrs. Whitlock, Rozzell, Standish and Harper ranging from 3.0% to 5.4%, and reviewed, but did not change, their short term and long term incentive targets from the target levels established for 2011 incentive compensation.

In February 2012, the Committee determined that 2012 long term incentive compensation awards would again be allocated between performance shares and stock awards on a 70% and 30% basis, respectively. However, the Committee determined that 2012 performance share awards would be made in two separate, equal grants, with the payout opportunity for the first grant based on total shareholder return over the three-year performance cycle as compared to that of a subset of the S&P Utility Index and the payout opportunity for the second grant based on achieving specified earnings per share goals over the three-year performance cycle. In recent years, the Committee had granted performance shares in three separate, equal awards with payout opportunities based on total shareholder return, core operating income and modified cash flow goals. In addition to these awards, the Committee granted 25,000 restricted stock units to each of Messrs. Whitlock, Rozzell and Standish effective as of February 22, 2012 in recognition of their consistently exceptional leadership and performance since the formation of CenterPoint Energy in 2002. In February 2012, the Committee also approved new forms of award agreements under our long term incentive plan for performance share awards, restricted stock unit awards with performance goals and restricted stock unit awards with service-based vesting that provide that an award recipient will not receive a payment if he or she retires within the first six months of the calendar year in which the award was made. See “2012 Executive Compensation Program” for more information.

Prior to conducting its 2012 analysis, the Committee asked Cook & Co. to revalidate the peer group of publicly traded utility companies used in connection with determining the compensation of our named executive officers in 2011. Cook & Co. revalidated the 2011 peer group by comparing us to key financial and other metrics, including revenue, net income, percent of income from regulated operations, total assets, market capitalization, enterprise value and number of employees, to the companies included in the group and recommended that the peer group remain unchanged for 2012.

Shareholder Advisory “Say-on-Pay” Vote.  At our 2012 annual meeting, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our shareholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at our 2012 annual meeting will not be binding upon CenterPoint Energy or the Board of Directors. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Advisory Vote on Executive Compensation (Item 3)” beginning on page 72.

The advisory vote at our 2012 annual meeting will be our second “say-on-pay” vote. We conducted our first say-on-pay vote at our 2011 annual meeting at which an advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for our 2011 annual meeting, was approved by approximately 96% of the shares that were voted either for or against the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Compensation Committee has not made any changes to our overall executive compensation program as a result of the vote.

At our 2011 annual meeting, we also conducted an advisory vote on the frequency of future shareholder advisory votes on executive compensation, at which the Board of Directors recommended that our shareholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2011 annual meeting, approximately 87% of the shares that were voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) voted in favor of an annual frequency, approximately four percent voted in favor of holding future votes once every two years, and approximately nine percent voted in favor of holding future votes once every three years. In April 2011, we disclosed that, consistent with the results of the advisory vote, we intend to hold future say-on-pay votes annually until we next hold an advisory vote on the frequency of say-on-pay votes as required under SEC rules.

Objective and Design of Executive Compensation Program

We try to provide compensation that is competitive, both in total level and in individual components, with the companies we believe are our peers and other likely competitors for executive talent. By competitive, we mean that total compensation and each element of compensation corresponds to a market-determined range. We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness. We believe competitive compensation is normally sufficient to attract executive talent to the Company and also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly sized competitor.

To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a position against available data for similar positions in other companies. We believe annual measurement is generally appropriate, because the market is subject to variations over time as a result of changes within peer companies and the supply and demand for experienced executives. Once the market value for a position is determined, we compare the compensation levels of individual incumbents to these market values. The salary level and short term and long term incentive target percentages for each named executive officer are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, tenure and individual performance.

In light of our focus on determining market value for each position, we do not employ analyses that compare compensation levels of our named executive officers with each other or with other employees within the Company. We recognize, however, that the compensation of our Chief Executive Officer, Mr. McClanahan, is substantially greater than the compensation of the other named executive officers. The differential in total compensation is due to Mr. McClanahan’s long tenure with CenterPoint and its predecessors and his participation in legacy benefit plans that are no longer available to newly-hired executives. For example, during most of his 40 years of service with the Company, Mr. McClanahan has participated in our pension plan final average pay formula in which his benefit grows based on years of service and final average pay. After 2008 the benefit under the final average pay formula was frozen and the benefit that an employee had under that formula was converted to a lump sum. For long-tenured employees such as Messrs. McClanahan and Standish, this change resulted in an increase in the reported Change in Pension Value for 2009.

We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect senior level executives, including the named executive officers, to have a higher percentage of their total compensation at risk and therefore, we try to align each of our named executive officers with the short and long term performance objectives of CenterPoint Energy and with the interests of our shareholders. The size of at-risk compensation is expressed as a percentage of base salary.

We maintain benefit programs for our employees, including our named executive officers, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and CenterPoint Energy.

Role of Compensation Committee

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short term and long term incentive awards. The Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board has determined that the members of the Committee meet the applicable requirements for independence under the listing standards of the New York Stock Exchange discussed under “Director Independence” on page 7.

Role of Consultant.  To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. The consultant reports directly to the Committee, which pre-approves the scope of work and the fees charged. Since October 2006, Cook & Co. has served as consultant to the Committee. The Committee reviews and assesses the independence and performance of its consultant on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements. No other services were provided to us by Cook & Co. in 2011. From time to time, the Governance Committee of the Board of Directors also has retained Cook & Co. to provide independent advice on director compensation. Either committee may also direct the consultant to perform additional analyses or research related to compensation issues.

Decisions Made by the Compensation Committee.  The Compensation Committee reviews each element of compensation annually to improve alignment with stated compensation objectives. As a result of its review, the Committee may recommend that the Board approve adjustments to base salary for our named executive officers. In addition, the Committee may adjust short term and long term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance. In making these determinations, the Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding the other named executive officers.

Annually, the Committee directs its consultant to review the base salary and short term and long term incentive levels of our most senior executives including the named executive officers. In order to ensure that our compensation programs are market-based, the Committee’s consultant analyzes and matches the position and responsibilities of each named executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

For 2011, the peer group for proxy statement data consisted of the following 17 publicly traded utility companies:

American Electric Power Company, Inc.	PG&E Corporation
CMS Energy Corporation	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	Progress Energy, Inc.
DTE Energy Company	SCANA Corporation
Duke Energy Corporation	Southern Company
Integrys Energy Group, Inc.	TECO Energy, Inc.
NiSource Inc.	Wisconsin Energy Corporation
Northeast Utilities	Xcel Energy Inc.
Pepco Holdings, Inc.

This peer group of companies generated at least 70% of their income from regulated operations and were included in the S&P Utility Index. This group of 17 companies is identical to the group of companies used for measuring our relative total shareholder return for purposes of determining payouts under some of our long term incentive compensation awards. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data. Prior to conducting its 2012 analysis, the Committee asked Cook & Co. to revalidate the 2011 peer group. Cook & Co. revalidated the 2011 peer group by comparing us to key financial and other metrics, including revenue, net income, percent of income from regulated operations, total assets, market capitalization, enterprise value and number of employees, and recommended that the peer group remain unchanged for 2012.

Role of Executive Officers

Of our named executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Committee to help ensure that all elements of compensation support our business strategy and goals. Our Chief Executive Officer reviews internally developed materials before they are furnished to the Committee.

Our Chief Executive Officer also periodically reviews and recommends specific Company performance metrics to be used in short and long term incentive plans. Our Chief Executive Officer works with the various business units and functional departments to develop these metrics, which are then presented to the Committee for its consideration and approval.

Our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue and the percentage of income from regulated operations. These recommendations are then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short term and long term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the non-formulaic portion of the other executive officers’ short term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development, and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Elements of Compensation

Base Salary.  Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. Our intent is that base salary for our most senior executives, including the named executive officers, will be positioned near the 50th percentile of base salaries in the peer group and published compensation surveys.

Annual adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is April 1; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed. Changes in base salary impact short and long term incentive payouts, as well as some benefits. A newly named executive or an executive whose responsibilities have significantly increased may be moved to the market median (50th percentile) over several years.

Short Term Incentives.  Our short term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy and the individual’s business unit, as well as to recognize the employee’s performance during the year. The target for each employee is expressed as a percentage of base salary earned during the year.

The Compensation Committee determines each named executive officer’s short term incentive target by taking into account the market analysis performed annually by its consultant as described above and recommendations from the Chief Executive Officer for officers other than himself.

The achievement of the performance objectives approved by the Committee determines the funding of the short term incentive plan for the year. The Committee establishes and approves the specific performance objectives based on possible objectives included in the short term incentive plan, which were last approved by our shareholders at our 2011 annual meeting as required under Section 162(m) of the Internal Revenue Code. Performance objectives are based on company and business unit financial and operational factors determined to be critical to achieving our desired business plans. Performance objectives are designed to reflect goals and objectives to be accomplished over a 12-month measurement period; therefore, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years. After the end of the year, the Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved for funding the incentive plan. The Committee has discretion to decrease the amount payable pursuant to any performance award, but may not increase the amount payable pursuant to a performance award in a manner inconsistent with the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. In determining whether to exercise this discretion, the Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances, and will be guided by our policy providing that individual performance awards under the plan will not be less than 50% of the funding of the individual award (as determined based on the level of achievement of the specified performance objectives). The Committee may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. In addition, the Committee has discretion to pay awards that are not tied to performance objectives. This authority provides the Committee with the flexibility to provide awards for executive performance in connection with extraordinary circumstances or events. Any such amount paid in excess of the funded amount under the short term incentive plan is reported as a bonus instead of non-equity incentive plan compensation.

Because an important component of our business plan is successful financial performance, the primary performance objectives for 2011 were based on core operating income. “Core operating income” is our reported operating income adjusted to reflect what we consider to be our core operational business performance in the period being measured. The adjustments made to our reported operating income to arrive at our core operating income are detailed under “Executive Compensation Tables – Non-Equity Incentive Plan Awards” beginning on page 42.

For 2011, our Chief Executive Officer’s only performance objective was related to our core operating income. This performance measure was determined to be appropriate given his responsibility with respect to the collective operating performance of all of CenterPoint Energy’s businesses as a whole. Performance objectives for each of the other named executive officers were based on a matrix of performance objectives for the Company as a whole and for the various business units. Business unit performance objectives include (i) achieving specified levels of core operating income or gross margin, as applicable, for the business unit, (ii) achieving specified levels of modified cash flow for the business unit, (iii) controlling expenditures, and (iv) non-financial operational performance objectives such as reliability indices, safety-related incident rates, and other objectives relating to the services provided by CenterPoint Energy.

Additional detail regarding specific performance objectives for our named executive officers for 2011 and the specified threshold, target, maximum and exceptional achievement levels, and an example of the funding and distribution calculation are provided following the Grants of Plan-Based Awards for Fiscal 2011 table under “Executive Compensation Tables – Non-Equity Incentive Plan Awards” beginning on page 42.

The scaling of the levels necessary to achieve threshold, target, maximum and exceptional performance is based on an assessment of expected business performance during the measurement period. Over a period of years, if we achieve expected business performance, the short term incentive program should pay out at target levels. In order for a program to be motivational, there should be a high likelihood of achieving at least threshold performance in a given year. Also in a given year, we believe there should be a reasonable likelihood of achieving target performance. In order to create additional incentive for exceptional performance, funding for short term incentive goals related to operating income and gross margin can reach 200% of target, but it is not expected that this level of funding would be triggered in most years.

Effective January 1, 2010, the Compensation Committee revised the terms of the short term incentive plan for participants who are or become “retirement eligible” (age 55 with five years of service) during the year. Retirement-eligible participants who terminate employment after at least 90 days of service during the year will receive a short term incentive payment, if any, under the short term incentive plan pro-rated for the period of employment during the calendar year based on the actual achievement of the applicable performance objectives.

Long Term Incentives. We provide a long term incentive plan in which each of our executive officers, including our named executive officers, and certain other management-level employees participate. Our long term incentive plan is designed to reward participants for sustained improvements in CenterPoint Energy’s financial performance and increases in the value of our common stock and dividends over an extended period.

The Committee authorizes grants annually at a regularly scheduled meeting during the first quarter of the year. Grants can be made from a variety of award types authorized under our long term incentive plan. In recent years, we have emphasized performance-based shares.

We have also granted restricted stock unit awards, which we sometimes refer to as “stock awards” in this proxy statement, which vest based on continued service over a three-year period and the achievement of a performance goal based on the level of dividends declared over the vesting period. Over a period of years, if we achieve expected business performance, we expect that the long term incentive plan should pay out at target levels.

A three-year performance period is used for grants under the long term incentive plan because:

•	a three-to-five year period is a typical performance measurement period for this type of compensation element;

•	we have traditionally used a three-year period;

•	three years is of sufficient duration so that high or low performance in one year should neither guarantee nor preclude a payout; and

•	three years’ duration also helps assure participants that their performance will influence a payout during the measurement period.

As a result of the three-year performance period, in any given year each named executive officer generally has outstanding grants covering three concurrent periods.

On February 24, 2011, the Committee authorized awards as shown in the columns captioned Estimated Future Payouts Under Equity Incentive Plan Awards in the Grants of Plan-Based Awards for Fiscal Year 2011 table on page 41. The Committee set a target percentage of each named executive officer’s base salary that was consistent with our objective of targeting the market median compensation level as described above. Vesting and payout of the performance shares will be determined based on the level of achievement of each performance objective over the three-year cycle of January 2011 through December 2013. For additional detail regarding the grants, see the discussion following the Grants of Plan-Based Awards for Fiscal Year 2011 table under “Equity Incentive Plan Awards—Long Term Incentive Plan Awards Granted in February 2011” beginning on page 50.

Long term incentive compensation is allocated between performance shares and stock awards on a 70% and 30% basis, respectively. This allocation provides what the Committee considers to be an appropriate blend of grants. The Compensation Committee reviews the allocation between performance shares and stock awards annually with its compensation consultant, Cook & Co. In 2011, Cook & Co. confirmed that the allocation between performance shares and stock awards on a 70% and 30% basis, respectively, was market-based among both utility peers and the general industry. Cook & Co. also informed the Compensation Committee that it believes that the blend is sufficient to provide both an incentive and retention effect for our named executive officers. Our 2011 performance share awards were made in three separate, equal grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total shareholder return over the three-year performance cycle as compared to that of a subset of the S&P Utility Index comprised of 18 companies (consisting of CenterPoint Energy and the other 17 companies listed above on page 28) that generate at least 70% of their income from regulated operations (we refer to this group as the regulated utility subset of the S&P Utility Index). The second is based on achieving our modified cash flow goal, and the third is based on achieving our core operating income goal over the three-year performance cycle.

Total shareholder return is a widely utilized metric that captures stock price appreciation and dividend yield. By comparing CenterPoint Energy’s total shareholder return to the other companies included in the regulated utility subset of the S&P Utility Index, threshold payout for this metric is achieved by the creation of shareholder value that places CenterPoint Energy at or above the top 60th percentile within this group (11th out of the 18 company peer group that includes CenterPoint Energy). Maximum payout for this metric is achieved by the creation of shareholder value that places CenterPoint Energy in the third position or higher within the group. Linear interpolation is used to reward performance between threshold and maximum. We intend for the total shareholder return measure to provide a reasonable chance of threshold performance, thus enhancing the motivational effects of the plan, while requiring a rank in the top three companies for maximum payout. We believe the regulated utility subset of the S&P Utility Index is a reasonable proxy for the universe of companies engaged in businesses similar to ours.

The Committee established achievement of core operating income and modified cash flow, as compared with our targeted performance reflected in our five-year plan at the time these awards were made, as two other performance objectives for long term incentive awards made in 2010 and 2011. As in the case of core operating income for our short term incentive awards, we calculate these measures from our reported financial results, adjusted for certain factors to reflect what we consider to be our core operational performance over the performance cycle. Both of these were adopted as performance objectives because they measure our degree of success in the achievement of our business plan. We intend that the objectives will provide a reasonable chance of achieving threshold performance, thus enhancing the motivational effects of the plan, while requiring significant income growth for maximum payout. For a detailed description of the calculation of core operating income and modified cash flow, see pages 51 and 52.

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution under the plan related to that award. If a performance objective meets or exceeds the threshold level, the Committee may approve a payout ranging from 50% to 150% of target based on actual achievement level.

The February 24, 2011 awards shown in the Grants of Plan-Based Awards for Fiscal Year 2011 table on page 41 also include stock awards. Vesting of these awards requires continuous service through the February 24, 2014 vesting date and a performance objective of declaring a minimum of $2.37 per share in cash dividends on CenterPoint Energy common stock during the three-year vesting period.

Payments of both the performance share awards and the stock awards will be made in the form of shares equal in number to the shares covered by the award multiplied by the achievement percentage, if applicable, subject to withholding to satisfy tax obligations. Please refer to “Potential Payments Upon Change in Control or Termination” for the impact of a change in control or termination of employment on outstanding grants.

Both the performance shares and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are distributed. Dividend equivalents are not paid with respect to unearned and unvested shares.

In addition, outstanding performance share awards and stock awards provide that “retirement eligible” participants (age 55 with five years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period, respectively, with any such amount pro-rated for the period of their employment during that period. Upon termination for cause, no benefits are payable under the award agreements. In February 2012, the Committee approved revised forms of award agreements for future performance share awards and stock awards to provide that a “retirement eligible” participant will not receive such pro-rated payments if he or she terminates employment within the first six months of the calendar year in which the award was made.

2011 Executive Compensation Program

In February 2011, the Compensation Committee reviewed and approved increases to base salaries ranging from 2.7% to 4.2% for our named executive officers, which were comparable to the average base pay increases for our employees generally. The Committee also reviewed, but did not change, the short term and long term incentive targets (expressed as a percentage of base salary earned during the year) for our named executive officers from the target levels established for 2010 incentive compensation. For 2011, the base salaries and short term and long term incentive targets for our named executive officers were as follows:

Name	Base Salary effective 04/01/11	Short Term Incentive Target % as of 01/01/11 (No change)	Long Term Incentive Target % as of 01/01/11 (No change)
David M. McClanahan	Increase of $30,000 to $1,130,000	100% of base salary	200% of base salary
Gary L. Whitlock	Increase of $15,000 to $540,000	75% of base salary	140% of base salary
Scott E. Rozzell	Increase of $15,000 to $505,000	75% of base salary	140% of base salary
Thomas R. Standish	Increase of $15,000 to $487,000	75% of base salary	140% of base salary
C. Gregory Harper	Increase of $15,000 to $370,000	70% of base salary	90% of base salary

2012 Executive Compensation Program

In February 2012, the Compensation Committee:

•

reviewed the base salary and short term and long term incentive targets (expressed as a percentage of base salary earned during the year) for Mr. McClanahan and determined (i) not to change his base salary and short term incentive target from the levels established for 2011 compensation, and (ii) to increase his long term incentive target effective as of January 1, 2012 to 225% from the 200% level established for 2011 compensation;

•	reviewed and approved increases to the base salaries of Messrs. Whitlock, Rozzell, Standish and Harper ranging from 3.0% to 5.4% as shown in the table below;

•

reviewed, but did not change, the short term and long term incentive targets for each of Messrs. Whitlock, Rozzell, Standish and Harper from the target levels established for 2011 incentive compensation;

•

determined that 2012 long term incentive compensation awards would again be allocated between performance shares and stock awards on a 70% and 30% basis, respectively. However, the Committee determined that 2012 performance share awards would be made in two separate, equal grants, with the payout opportunity for the first grant based on total shareholder return over the three-year performance cycle as compared to that of a subset of the S&P Utility Index and the payout opportunity for the second grant based on achieving specified earnings per share goals over the three-year performance cycle. In recent years, the Committee had granted performance shares in three separate, equal awards with payout opportunities based on total shareholder return, core operating income and modified cash flow goals;

•	granted 25,000 restricted stock units to each of Messrs. Whitlock, Rozzell and Standish effective as of February 22, 2012 in recognition of their consistently exceptional leadership and performance since the formation of CenterPoint Energy in 2002. Under the terms of the grants, 50% of each award will vest upon each of the first two anniversaries of the grant date, provided that the executive remains continuously employed until such date, and subject to the other vesting and forfeiture terms described in the immediately following bullet for restricted stock unit awards with service-based vesting; and

•

approved new forms of award agreements under the our long term incentive plan for performance share awards, restricted stock unit awards with performance goals and restricted stock unit awards with service-based vesting. The newly approved forms of agreements for performance share awards and restricted stock unit awards with performance goals provide that a “retirement eligible” participant (age 55 or greater with at least five years of service) will not receive a payment if he or she retires within the first six months of the calendar year in which the award was made. The newly approved form of agreement for restricted stock unit awards with service-based vesting provides that such awards would be subject to earlier full vesting upon a change in control of the Company or pro-rata vesting upon the recipient’s earlier separation from service due to death, disability or retirement, provided that the recipient will not receive a payment if he or she retires within the first six months of the calendar year in which the award was made.

For 2012, the base salaries and short term and long term incentive targets for our named executive officers are as follows:

Name	Base Salary effective 04/01/12	Short Term Incentive Target % as of 01/01/12 (No change)	Long Term Incentive Target % as of 01/01/12
David M. McClanahan	$1,130,000 (No change)	100% of base salary	225% of base salary
Gary L. Whitlock	Increase of $16,000 to $556,000	75% of base salary	140% of base salary (No change)
Scott E. Rozzell	Increase of $15,000 to $520,000	75% of base salary	140% of base salary (No change)
Thomas R. Standish	Increase of $15,000 to $502,000	75% of base salary	140% of base salary (No change)
C. Gregory Harper	Increase of $20,000 to $390,000	70% of base salary	90% of base salary (No change)

Equity Award Practices

In accordance with the terms of our long term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants. In recent years, long term incentive grants made other than at the time of the annual grants have been provided for retention purposes or to new employees only. These types of grants are approved by the Compensation Committee or, with respect to our non-executive officers, a Special Stock Award Committee, which consists of our Chief Executive Officer and the Chairman of the Compensation Committee.

We do not have a practice of timing grants in coordination with the release of material information or timing grants to enhance the value of stock options to optionees. We have not granted stock options since 2004.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short term and/or long term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

Executive Stock Ownership Guidelines

Effective January 1, 2012, we revised our executive stock ownership guidelines in order to increase the amount of CenterPoint Energy common stock to be owned by our Chief Executive Officer from four times base salary to five times base salary, and to provide that unvested performance share awards will no longer be counted towards the guidelines for all of our officers. These changes were implemented following evaluation of peer group proxy disclosure data and review by the Compensation Committee and its compensation consultant. As modified, the guidelines indicate that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, and the other named executive officers should own CenterPoint Energy common stock having a market value of three times their respective base salaries. For purposes of the guidelines, the ownership requirement will be determined based on the executive’s base salary at the end of the calendar year (prior to 2012, the ownership requirement was determined based on the executive’s base salary at the time he or she became covered by the guidelines or at the time of promotion to a higher level covered by the guidelines). The base salary multiple is converted to a fixed number of shares (rounded to the nearest 100 shares) using the prior 365-day average closing price of our common stock as reported by the New York Stock Exchange.

In addition to shares owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.

Our executive stock ownership guidelines were established in 2005 following consideration of a consultant’s survey report of proxy disclosure data relating to stock ownership guidelines at the largest 250 companies in the S&P 500 Index in terms of market capitalization. Guideline levels of four times salary for the Chief Executive Officer (prior to the January 2012 revision) and three times salary for other executive officers were originally established as appropriate at the time to achieve the objective of ensuring that the executives’ interests are appropriately aligned with shareholders’ interests for CenterPoint Energy common stock. In setting these guidelines we considered the character of CenterPoint Energy common stock as a relatively low volatility stock primarily driven by dividend yield. Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Committee’s consultant.

Review of Tally Sheets

At least annually (with the most recent pro forma April 1st version presented in February 2012), the Compensation Committee reviews tally sheets for each of the named executive officers that reflect all components of compensation, including base salary, short term and long term incentive compensation, retirement benefits, deferred compensation benefits, death benefits, and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Committee members to quantify amounts payable upon various termination scenarios.

Change in Control

We have change in control agreements with our named executive officers that are intended to help ensure the executives’ continued full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the agreements. The agreements are for a one-year term but renew automatically each year unless action is taken by the Board to modify or terminate them. In December 2011, the agreements automatically renewed for an additional year. In order to be eligible for benefits, the executive’s employment must be terminated following a change in control so that these agreements are subject to a “double trigger.” The Board has also determined that it will no longer include an excise tax gross-up payment in new and materially amended change in control agreements with our officers. For a more detailed discussion, refer to “Potential Payments upon Change in Control or Termination” on page 60.

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to attract and retain employees. In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. A description of the retirement plan and benefit restoration plan begins under “Pension Benefits” on page 55. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table on page 55.

We maintain a savings plan designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for matching contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. A description of the savings plan and the savings restoration plan begins on page 57. Matching contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

The named executive officers may defer salary and short term incentive compensation under our deferred compensation plan. A description of that plan begins on page 57. The above-market portion of the 2011 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also maintain an executive benefits plan for certain executives who were employed as of July 1, 1996 (Messrs. McClanahan and Standish) that provides death benefits. In 1996, we determined this benefit was no longer competitive in the market and consequently froze entry into this plan at that time. Only two of our named executive officers participate in this plan. See footnote 6(f) to the Summary Compensation Table for a description of the plan and the estimated aggregate incremental benefit during 2011.

We also have an executive life insurance plan providing endorsement split-dollar life insurance in the form of a death benefit for designated executives who were employed as of December 31, 2001, including all of our current named executive officers, except Mr. Harper who was not an employee at the time. The purpose of this plan is to assist the executive’s beneficiaries with the impact of estate taxes on deferred compensation plan distributions. See footnote 6(e) to the Summary Compensation Table for a description of the plan.

Tax Considerations

We periodically evaluate our executive compensation programs in light of Section 162(m) of the Internal Revenue Code. This section generally limits the tax deductibility of compensation in excess of $1 million for certain executive officers, unless the compensation meets rules qualifying it as performance-based compensation. Generally, we intend to structure our compensation programs in a manner that maximizes tax deductibility. The Committee recognizes, however, that there may be situations in which the best interests of shareholders are served by administering some elements of compensation in a way that may not meet the requirements for performance-based compensation under Section 162(m). Currently, payments to a company’s chief financial officer are not subject to the limitations of Section 162(m).

Our change in control agreements described above for our named executive officers provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment;” however, the Board has determined that it will no longer include excise tax gross-up payment provisions in new and materially amended change in control agreements with our officers. The total change in control payment is subject to a reduction of up to ten percent if such reduction would avoid triggering excise tax. For additional discussion, refer to “Potential Payments upon Change in Control or Termination” on page 60.

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

Executive Compensation Tables

The following tables show compensation information for our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the one-year periods ended December 31, 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
David M. McClanahan	2011	1,122,500	—	2,200,453	—	1,571,500	1,231,402	346,401	6,472,256
President and Chief	2010	1,090,000	—	2,120,558	—	1,166,300	637,718	378,694	5,393,270
Executive Officer	2009	1,060,000	—	2,119,970	—	954,000	3,022,798	461,769	7,618,537
Gary L. Whitlock	2011	536,250	—	735,908	—	555,019	72,693	101,739	2,001,609
Executive Vice President	2010	520,000	—	706,663	—	499,200	64,002	98,532	1,888,397
and Chief Financial Officer	2009	505,000	—	707,195	—	435,563	74,806	106,081	1,828,645
Scott E. Rozzell	2011	501,250	500,000	686,095	—	518,794	69,056	93,686	2,368,881
Executive Vice President,	2010	486,250	—	664,460	—	466,801	61,037	90,728	1,769,276
General Counsel and	2009	475,000	—	665,339	—	409,688	71,819	98,358	1,720,204
Corporate Secretary
Thomas R. Standish	2011	483,251	—	660,724	—	514,662	483,833	146,604	2,289,074
Executive Vice President	2010	486,249	—	639,876	—	460,055	345,966	160,285	2,092,431
and Group President,	2009	457,000	—	640,375	—	442,147	721,048	189,216	2,449,786
Corporate and Energy Services
C. Gregory Harper	2011	366,250	—	319,610	—	348,670	42,740	43,126	1,120,396
Senior Vice President	2010	351,250	—	306,368	—	361,437	31,431	33,421	1,083,907
and Group President,	2009	340,000	—	306,153	—	261,800	14,008	20,921	942,882
Pipelines and Field Services

(1)

The 2011 bonus for Mr. Rozzell represents a discretionary payment in addition to the amount earned pursuant to achieved performance goals under our short term incentive plan. This bonus was awarded in recognition of Mr. Rozzell’s exceptional leadership and performance in connection with the regulatory proceedings and associated litigation related to CenterPoint Energy Houston Electric, LLC’s ultimate recovery of over $4 billion related to the restructuring of the electric industry in Texas.

(2)

Reported amounts in the table above represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2011 table on page 41 and the accompanying footnotes.

The maximum value at the grant date of stock awards assuming the highest level of performance conditions is achieved is as follows:

Name	Year	Maximum Value of Stock Awards ($)
McClanahan	2011	2,970,395
	2010	2,862,533
	2009	2,862,003
Whitlock	2011	993,251
	2010	954,130
	2009	954,601
Rozzell	2011	926,266
	2010	897,219
	2009	898,028
Standish	2011	892,078
	2010	863,897
	2009	864,308
Harper	2011	431,458
	2010	413,369
	2009	413,276

(3)	CenterPoint Energy has not granted stock options since 2004.

(4)

Non-Equity Incentive Plan Compensation represents short term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2011 short term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2011 table on page 41 and the accompanying footnotes.

(5)	The two components of the 2011 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
McClanahan	1,176,159	55,243	1,231,402
Whitlock	72,555	138	72,693
Rozzell	69,056	—	69,056
Standish	465,889	17,944	483,833
Harper	39,871	2,869	42,740

(a)

The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2010 to December 31, 2011. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2010 assumed a discount rate of 5.25% and lump sum conversion interest rates of 4.25%, 5.00% and 5.25% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years, respectively. The present value as of December 31, 2011 assumed a discount rate of 4.90% and lump sum conversion interest rates of 3.90%, 4.65% and 4.90% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years, respectively. Refer to the narrative accompanying the Pension Benefits table on page 55 for a more detailed discussion of the present value calculation.

(b)

Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set. In 1985, CenterPoint Energy entered into corporate-owned life insurance policies on the lives of Messrs. McClanahan and Standish who contributed to the 1985 deferred compensation plan. These policies were entered into with their consent. Proceeds upon their deaths are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

(6)	The following table sets forth the elements of All Other Compensation for 2011:

Name (a)	Tax Reimbursements(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums(e) ($)	Annual Value of Executive (Death) Benefit Plan (change in PVAB)(f) ($)	Total All Other Compensation ($)
McClanahan	4,170	14,700	122,628	74,383	130,520	346,401
Whitlock	1,993	14,700	47,427	37,619	—	101,739
Rozzell	1,863	14,700	43,383	33,740	—	93,686
Standish	1,615	14,700	41,898	30,396	57,995	146,604
Harper	—	14,700	27,683	743	—	43,126

(a)	None of the named executive officers received perquisites valued in excess of $10,000 during 2011.

(b)

The tax reimbursement amounts shown are gross-up payments equal to the after-tax cost of imputed income that the named executive officers are required to recognize as a result of coverage under the executive life insurance plan described in footnote (e) below. The gross-up payment is provided in accordance with the terms of each officer’s agreement. The gross-up payments are calculated assuming the highest individual income tax rate is applicable.

(c)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans” on page 57.

(d)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans” on page 57.

(e)

The insurance premium amounts include annual premiums we pay to provide life insurance coverage, long-term disability coverage and coverage under an executive life insurance plan providing split-dollar life insurance. The executive life insurance plan provides endorsement split-dollar life insurance, with coverage continuing after the executive’s termination of service at age 65 or later. If the participant leaves after age 55 and prior to age 65, benefits under the plan will cease unless the Compensation Committee elects to continue the coverage. With the exception of Mr. Harper, all named executive officers have single-life coverage equal to two times current salary. Upon the death of the insured, CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit.

(f)

These amounts include the estimated aggregate incremental benefit during 2011 of providing benefits under our executive benefit plan for Messrs. McClanahan and Standish who participate in this plan pursuant to individual contractual agreements originally entered into in 1986 and 1993, respectively. If death occurs during active employment, the plan provides for a benefit of 100% of the executive’s current base salary for one year and then 50% of base salary for nine years. The plan also provides that if the executive retires after reaching age 65, CenterPoint Energy will pay an annual benefit equal to 50% of the executive’s annual base salary at the time of retirement for six years after his death. If the executive terminates employment prior to reaching age 65, all benefits are forfeited. Benefits have been calculated assuming retirement at age 65 and using base salary in effect at the end of the year for which the calculation was made. No pre-retirement mortality or terminations are assumed. In 1986, CenterPoint Energy entered into a corporate-owned life insurance policy on the life of Mr. McClanahan who participates in the executive benefit plan. This policy was entered into with his consent. Proceeds upon his death are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Grants of Plan-Based Awards for Fiscal Year 2011

The following table presents the non-equity and equity incentive plan-based awards granted during 2011. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $15.47 for the February 24, 2011 grants.

Name		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
David M. McClanahan	2/24/11	561,250	1,122,500	2,245,000	—	42,700	—	660,568
	2/24/11				16,590	33,180	49,770	513,295
	2/24/11				16,590	33,180	49,770	513,295
	2/24/11				16,590	33,180	49,770	513,295
Gary L. Whitlock	2/24/11	201,094	402,188	715,894	—	14,300	—	221,220
	2/24/11				5,545	11,090	16,635	171,562
	2/24/11				5,545	11,090	16,635	171,562
	2/24/11				5,545	11,090	16,635	171,562
Scott E. Rozzell	2/24/11	187,969	375,938	669,169	—	13,300	—	205,750
	2/24/11				5,175	10,350	15,525	160,115
	2/24/11				5,175	10,350	15,525	160,115
	2/24/11				5,175	10,350	15,525	160,115
Thomas R. Standish	2/24/11	181,219	362,438	630,643	—	12,800	—	198,016
	2/24/11				4,985	9,970	14,955	154,236
	2/24/11				4,985	9,970	14,955	154,236
	2/24/11				4,985	9,970	14,955	154,236
C. Gregory Harper	2/24/11	128,188	256,375	461,475	—	6,200	—	95,915
	2/24/11				2,410	4,820	7,230	74,565
	2/24/11				2,410	4,820	7,230	74,565
	2/24/11				2,410	4,820	7,230	74,565

There were no other equity awards granted during the year.

(1)

The estimated payouts under non-equity incentive plan awards are based on the terms of our February 2011 grants under the short term incentive plan. Based on the goals adopted in 2011, the maximum payout amount (as shown in the Maximum column) is 200% of target for Mr. McClanahan, 178% of target for Messrs. Whitlock and Rozzell, 174% of target for Mr. Standish, and 180% of target for Mr. Harper. The amounts reflected in the Maximum column include the impact of achievement at the exceptional level with regard to core operating income performance objectives. Actual amounts paid in 2012 for 2011 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. In addition, the maximum payout to any named executive officer under the terms of the short term incentive plan is 200% of that individual’s target. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)

The grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the Target: Number of Shares column in the first line for each officer, and three performance share awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards in the second, third and fourth lines for each officer. Both the restricted stock unit awards and the performance share awards accrue dividend equivalents over the vesting period or performance cycle, respectively, at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long term incentive plan. Refer to Note (2) to the Outstanding Equity Awards at Fiscal Year-End 2011 table for the vesting date of each of these awards.

Non-Equity Incentive Plan Awards

For our short term incentive plan, the following thresholds had to be met before any payouts for the 2011 plan year occurred:

•	After-tax income from continuing operations had to exceed the common dividends paid; and

•	Core operating income had to equal or exceed $950 million.

Short Term Incentive Targets. The base salary earned and short term incentive target for each of our named executive officers for the 2011 plan year were as follows:

	McClanahan	Whitlock	Rozzell	Standish	Harper
Base salary earned in 2011	$1,122,500	$536,250	$501,250	$483,251	$366,250
Target short term incentive award percentage for 2011	100%	75%	75%	75%	70%

Funding of the Short Term Incentive Plan Awards.  The achievement of performance objectives, which the Compensation Committee establishes and approves annually, is used to determine the funding of the short term incentive plan for the year. For each performance objective, a target performance level is established at the beginning of the year. If actual performance is achieved at that target level, the plan is funded at 100% for that performance objective. A threshold level of achievement is also established for the performance objective. Achievement must meet at least the threshold level for any funding to be provided on that performance objective. At the threshold level, funding for that performance objective is 50% of the target amount. Similarly, a maximum level of performance is established for each performance objective, which results in funding for that objective at 150% of the target amount if the maximum level of performance is achieved. An exceptional achievement level is established at 200% of target for performance objectives related to core operating income and certain components of the composite Competitive Natural Gas Sales and Services business unit (CES) performance objective. Linear interpolation is used to determine funding for performance between achievement levels. The maximum funded amount under the plan is limited based on the percentage achievement level of the applicable performance objectives and the base salary earned multiplied by the applicable executive’s short term incentive target. The performance objectives for each of our named executive officers used to determine the level of funding for their 2011 short term incentive plan awards were as follows:

Performance Objectives	Performance Objectives Actual Achievement	Weightings of Performance Objectives
		McClanahan	Whitlock	Rozzell	Standish	Harper
CenterPoint Energy Core Operating Income	140%	100%	40%	40%	25%	25%
Business Services Controllable Expenses	131%		20%	20%
Composite CES Goal Achievement	25%		1.2%	1.2%
Composite Electric Transmission and Distribution Goal Achievement	158%		14.4%	14.4%	37.5%
Composite Natural Gas Distribution Goal Achievement	127%		8.0%	8.0%	37.5%
Composite Interstate Pipelines Goal Achievement	133%		9.6%	9.6%		37.5%
Composite Field Services Goal Achievement	136%		6.8%	6.8%		37.5%
Total Weightings		100%	100%	100%	100%	100%
Funded Achievement Level		140%	138%	138%	142%	136%
Awarded Level		140%	138%	138%	142%	136%

Each of the performance objectives is described in detail below.

To determine “core operating income,” we adjust our reported operating income to remove the effect of specified items, either positive or negative, in order to reflect what we consider to be our core operational business performance in the period being measured. Adjustments are the following:

•

plus or minus income or loss (excluding allowance for funds used during construction) from any partnerships in which the company holds an equity interest, which is recorded as equity income per accounting rules (partnership income or loss, adjusted to reflect any financing that is different than the plan);

•	plus or minus amounts recorded in other income/expense associated with noncontrolling interests;

•	plus or minus income or loss related to the company’s stranded cost recovery and system restoration bonds;

•	plus or minus any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus any differences in income from the deployment of Smart Grid related to the U.S. Department of Energy (DOE) stimulus grant than planned;

•	plus any unplanned expenses required by new legislation or regulation;

•

plus any unplanned restructuring costs (restructuring costs are defined to include termination benefits provided to current employees that are voluntarily or involuntarily terminated; costs to terminate a contract that is not a capital lease; and costs to consolidate facilities or relocate employees);

•	plus impairment of goodwill;

•

plus or minus the financial impacts of any acquisitions, mergers and divestitures, including any impacts not reflected in the plan related to a master limited partnership or joint venture or any special financing arrangements;

•	plus or minus the financial impacts of any changes in accounting standards; and

•	plus expenses incurred associated with Docket No. 39068 before the Public Utility Commission of Texas (CPS Application to Adjust Rates and Collect Revenues), which we refer to as “Docket No. 39068.”

For 2011, the various levels of achievement for “core operating income,” the most significant performance objective for CenterPoint Energy, as well as each of its Electric Transmission and Distribution, Natural Gas Distribution, Interstate Pipelines and Field Services business units, were as follows:

	In Millions
Business Unit	Threshold ($)	Target ($)	Maximum ($)	Exceptional ($)
CenterPoint Energy	1,062.0	1,142.0	1,184.0	1,223.0
Electric Transmission and Distribution	375.3	395.0	414.8	426.6
Natural Gas Distribution	207.3	218.2	229.1	235.7
Interstate Pipelines	246.7	259.7	272.7	285.7
Field Services	178.9	190.3	201.7	213.1

The threshold levels above are based on our 2011 business plan, as approved by the Board of Directors, (i) less 4.5% for CenterPoint Energy, (ii) less 5% for Electric Transmission and Distribution, Natural Gas Distribution, and Interstate Pipelines, and (iii) less 6% for Field Services. The exceptional levels are based upon exceeding our 2011 approved business plan by 10% for CenterPoint Energy and Interstate Pipelines, 12% for Field Services, and 8% for Electric Transmission and Distribution and Natural Gas Distribution.

To determine “Business Operating Income,” a significant performance objective for our CES business unit, we adjust our reported operating income to remove the effect of specified items, either positive or negative, to reflect what we consider to be the core operational business performance in the period being measured. Adjustments are the following:

•	plus or minus any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus any unplanned expenses required by new legislation or regulation;

•

plus any unplanned restructuring costs (restructuring costs are defined to include termination benefits provided to current employees that are voluntarily or involuntarily terminated; costs to terminate a contract that is not a capital lease; and costs to consolidate facilities or relocate employees);

•	plus impairment of goodwill;

•

plus or minus the financial impacts of any acquisitions, mergers and divestitures, including any impacts not reflected in the plan related to a master limited partnership or joint venture or any special financing arrangements; and;

•	plus or minus the financial impacts of any changes in accounting standards.

For 2011, the various specified levels of achievement for Business Operating Income for CES were as follows:

	In Millions
Business Unit	Threshold ($)	Target ($)	Maximum ($)	Exceptional ($)
Competitive Natural Gas Sales and Services	29.0	35.0	40.0	44.0

“Business Services Controllable Expenses” is defined as operation and maintenance expenses reported pursuant to generally accepted accounting principles, adjusted, either positively or negatively, to reflect what we consider to be the core operational performance of Business Services. Performance of this objective is compared to the plan amounts established at the beginning of 2011. For 2011, threshold, target and maximum performance levels for this objective were $231.6 million, $220.6 million and $209.6 million, respectively. Actual business services controllable expenses for 2011 were $213.8 million, resulting in achievement above the target level at 131%.

“CES and CenterPoint Energy Intrastate Pipelines (CEIP) Gross Margin” is defined as the gross margin of CES’ retail operations as determined pursuant to generally accepted accounting principles:

•	plus the gross margin of CEIP, as determined pursuant to generally accepted accounting principles;

•	plus or minus mark-to-market accounting entries not reflected in the plan; and

•	plus or minus net natural gas inventory adjustments not reflected in the plan.

“CES Wholesale Gross Margin” is defined as the gross margin of CES’ wholesale operations as determined pursuant to generally accepted accounting principles:

•	plus a predefined amount of storage/pipeline fixed term contract costs;

•	plus or minus mark-to-market accounting entries not reflected in the plan; and

•	plus or minus net natural gas inventory adjustments not reflected in the plan.

“CES Mobile Energy Solutions Gross Margin” is defined as the gross margin of CES’ mobile energy solutions operations as determined pursuant to generally accepted accounting principles.

“Operational Efficiency” as used below to determine the performance objective of our Electric Transmission and Distribution, and Natural Gas Distribution business units is adjusted for the financial impacts of any acquisitions, mergers and divestitures (including master limited partnerships or joint ventures), any changes in accounting standards and any differences from the deployment of Smart Grid related to our Department of Energy grant than planned, and is defined as:

•	operations and maintenance expenses (excluding transmission cost of service and adjusted for expenses above plan to detect diversion that are recoverable by retail electric providers);

•

minus energy efficiency costs (which includes mandated spending and tracked costs but excludes bonus achievement for the Minnesota conservation incentive program costs, energy efficiency costs, gas affordability program and any similar newly approved regulatory mechanisms);

•	plus planned restructuring expenses;

•	minus actual restructuring expenses;

•	minus Home Service Plus labor and benefits costs incurred to generate revenue;

•	minus unplanned expenditures required to generate additional revenues such as for telecommunications delivery services;

•

plus capital expenditures (excluding allowance for funds used during construction; Electric Transmission and Distribution’s area load growth; Natural Gas Distribution’s customer growth and additions; adjusted for extraordinary capital projects outside of the scope of the business units’ capital budgets and changes to capital projects that receive contemporaneous written approval from the CenterPoint Energy Executive Committee or Board of Directors, and significant projects planned in 2011 but carried over to future periods);

•	minus unplanned expenditures required by new legislation or regulations;

•	plus or minus any impacts of stranded cost recovery and system restoration bonds;

•	plus or minus any changes in the allocation of meter reading costs between Natural Gas Distribution and Electric Transmission and Distribution to plan; and

•	minus expenses incurred associated with Docket No. 39068.

“Controllable O&M and Maintenance Capital” as used below to determine the performance objective achievement of our Interstate Pipelines and Field Services business units is adjusted for the financial impacts of any acquisitions, mergers and divestitures (including master limited partnerships or joint ventures), and any changes in accounting standards, and is defined as:

•	operations and maintenance expenses;

•	minus business services allocations;

•	minus Interstate Pipelines allocations (applicable to Field Services only);

•	minus benefits;

•

plus maintenance capital (excluding regulatory capital), adjusted for extraordinary capital projects outside of the scope of the business units’ capital budgets and changes to capital projects that receive contemporaneous written approval from the CenterPoint Energy Executive Committee or Board of Directors, and significant projects planned in 2011 but carried over to future periods);

•	minus unplanned expenditures attributable to new growth projects approved by the CenterPoint Energy Executive Committee or the Board of Directors;

•	minus unplanned restructuring costs; and

•	minus unplanned expenditures required by new legislation or regulation.

The performance levels are based on the 2011 business plan approved by the Board of Directors.

Electric Transmission and Distribution

The Electric Transmission and Distribution performance objective achievement consisted of the following:

	($ in Millions)					Actual
	Threshold	Target	Maximum	Exceptional	Weight	#	%
Financial
Core Operating Income	$375.3	$395.0	$414.8	$426.6	27%	$475.2	200%
Operational Performance
Operational Efficiency	$1,047.1	$997.2	$947.3	—	39%	$936.5	150%
Reliability - System Average Interruption Duration Index (SAIDI)	106	101	96	—	13%	100	110%
Safety
Recordable Incident Rate (RIR)	3.77	3.58	3.39	—	7%	2.04	150%
Lost Time Incident Rate (LTIR)	0.59	0.58	0.57	—	7%	0.40	150%
Preventable Vehicle Incident Rate (PVIR)	3.31	3.14	2.98	—	7%	2.52	150%
Business Unit Achievement							158%

Natural Gas Distribution

The Natural Gas Distribution performance objective achievement consisted of the following:

	($ in Millions)					Actual
	Threshold	Target	Maximum	Exceptional	Weight	#	%
Financial
Core Operating Income	$207.3	$218.2	$229.1	$235.7	33%	$225.8	135%
Operational Performance
Operational Efficiency	$853.4	$812.8	$772.2	—	40%	$800.2	116%
Safety
Recordable Incident Rate (RIR)	2.84	2.76	2.68	—	8%	1.88	150%
Lost Time Incident Rate (LTIR)	0.87	0.84	0.81	—	8%	0.84	100%
Preventable Vehicle Incident Rate (PVIR)	2.00	1.94	1.88	—	11%	1.25	150%
Business Unit Achievement							127%

Interstate Pipelines

The Interstate Pipelines performance objective achievement consisted of the following:

	($ in Millions)					Actual
	Threshold	Target	Maximum	Exceptional	Weight	#	%
Group Specific
Field Services Core Operating Income	$ 178.9	$ 190.3	$ 201.7	$ 213.1	27%	$197.8	133%
Financial
Core Operating Income	$ 246.7	$ 259.7	$ 272.7	$ 285.7	33%	$268.8	135%
Controllable O&M and Maintenance Capital	$ 221.6	$ 211.0	$ 200.5	$ —	12%	$205.0	129%
Operational Performance
Fuel Efficiency North Louisiana (with CEFS)	2.550%	2.275%	2.000%	—	7%	0.899%	150%
FERC Compliance	100% completion by 12/31/2011	Threshold and average of <=9 discrepancies per quarter	Threshold and average of <=5 discrepancies per quarter	—	7%	Threshold and average of <= 5 discrepencies per quarter	150%
Compliance Index	99.00	99.23	99.46	—	7%	99.60	150%
Safety
Recordable Incident Rate (with CEFS) (RIR)	1.47	1.17	0.78	—	7%	1.29	80%
Business Unit Achievement							133%

Field Services

The Field Services performance objective achievement consisted of the following:

	($ in Millions)					Actual
	Threshold	Target	Maximum	Exceptional	Weight	#	%
Group Specific
Pipelines Core Operating Income	$246.7	$259.7	$272.7	$285.7	27%	$268.8	135%
Financial
Core Operating Income	$178.9	$190.3	$201.7	$213.1	33%	$197.8	133%
Controllable O&M and Maintenance Capital	$115.7	$110.2	$104.7	—	12%	$93.9	150%
Operational Performance
Receipt Point Pressure					7%	98.7%	150%
If Receipt point pressure is below 98.5	95%	97%	98.5%	—
If Receipt point pressure is between 98.5 and 99.5			>=98.5% to <=99.5%	—
If Receipt point pressure is above 99.5	102%	101%	99.5%	—
Fuel Efficiency North Louisiana (with Pipelines)	2.550%	2.275%	2.000%	—	7%	0.899%	150%
Well Connects	300	350	385	—	7%	499	150%
Safety
Recordable Incident Rate (with Pipelines) (RIR)	1.47	1.17	0.78	—	7%	1.29	80%
Business Unit Achievement							136%

Competitive Natural Gas Sales and Services

The composite Competitive Natural Gas Sales and Services performance objective achievement is based on the composite measurement of three groups, which consisted of the following:

	($ in Millions)					Composite Weight	Actual
	Threshold	Target	Maximum	Exceptional	Weight		#	%
CES Retail and CEIP						46.5%
Financial
Gross Margin
Retail + CEIP Gross Margin	$58.6	$65.1	$70.0	$72.9	53%		$59.4	56%
Business Operating Income	$29.0	$35.0	$40.0	$44.0	47%		$0.7	0%
Business Unit Achievement								30%
CES Wholesale						46.5%
Financial
Gross Margin
Wholesale Gross Margin	$57.7	$64.1	$68.9	$71.8	53%		$32.7	0%
Business Operating Income	$29.0	$35.0	$40.0	$44.0	47%		$0.7	0%
Business Unit Achievement								0%
CES Mobile Energy Solutions						7%
Financial
Gross Margin
Mobile Energy Solutions Gross Margin	$2.8	$3.7	$4.2	$4.5	74%		$4.4	183%
Business Operating Income	$29.0	$35.0	$40.0	$44.0	13%		$0.7	0%
Safety
# of Total Recordable Incident (RI) + Lost Time Incident (LTI) + Preventable Vehicle Collisions (PVC)	2	1	0		13%		0	150%
Business Unit Achievement								154%

Example of Funding and Distribution of the Short Term Incentive Plan Awards

The following example is provided to illustrate the funding and distribution of the short term incentive plan. For purposes of this example, we have assumed a base salary earned of $500,000, a short term incentive plan target of 75% and a funded achievement level of 120%.

Funding of the Short Term Incentive Plan Award:

Base salary earned during the year	$500,000
Short term incentive plan target percentage	X 75%

Target individual award amount	$375,000
Funded achievement level	X 120%

Funding of the short term incentive plan award	$450,000

Distribution of the Short Term Incentive Plan Award:

Funding of the short term incentive plan award per above	$450,000
Formulaic award percentage	X 50%

Formulaic portion paid	$225,000

Any amount paid above the formulaic portion is at the discretion of the Committee.

Equity Incentive Plan Awards

Long Term Incentive Plan Awards Granted in February 2011.  To determine the amount of long term incentive compensation granted, each named executive officer’s base salary was multiplied by his long term incentive target percentage. The resulting amount of long term incentive compensation for each of the awards of performance shares and stock awards was then divided by the closing price of our common stock on the New York Stock Exchange on February 24, 2011 ($15.47). The grants were determined as follows:

Description	McClanahan	Whitlock	Rozzell	Standish	Harper
Base Salary as of 12/31/2010	$1,100,000	$525,000	$490,000	$472,000	$355,000
Long term incentive target	200%	140%	140%	140%	90%
Long term incentive compensation at target	$2,200,000	$735,000	$686,000	$660,800	$319,500
Performance share portion (70%)	$1,540,000	$514,500	$480,200	$462,560	$223,650
Performance shares granted at target (rounded)	99,540	33,270	31,050	29,910	14,460
Stock award portion (30%)	$660,000	$220,500	$205,800	$198,240	$95,850
Stock award shares granted at target (rounded)	42,700	14,300	13,300	12,800	6,200

Performance Shares.  Participants received three separate, equal awards totaling the performance shares granted at target shown above, with vesting of each award based on one of the independent performance objectives listed below. “Retirement eligible” participants (age 55 with five years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the performance objective at the end of the vesting period with any such amount pro-rated for the period of their employment during the vesting period:

Performance Objectives	Threshold Achievement (50%)	Target Achievement (100%)	Maximum Achievement (150%)
Total shareholder return based upon companies in the S&P Utility Index regulated subset	Top 60th percentile	Linear interpolation between Threshold and Maximum achievement	3rd position or higher
Core operating income	$3.302 billion	$3.477 billion	$3.627 billion
Modified cash flow	$1.664 billion	$1.854 billion	$2.004 billion

Total Shareholder Return

One performance share award vests based on total shareholder return achieved over the three-year cycle in comparison to a subset of 18 companies (including CenterPoint Energy) in the S&P Utility Index as of January 1, 2011. Maximum achievement (150% of target) requires CenterPoint Energy to rank third or higher in that comparison, but no shares would vest if the company ranks below the top 60th percentile in that comparison (threshold level). For this performance objective, the target number of performance shares granted will vest using linear interpolation between the threshold and maximum achievement levels.

The 18 companies included in our regulated company subset of the S&P Utility Index as of January 1, 2011 were:

American Electric Power Company, Inc.	Pepco Holdings, Inc.
CenterPoint Energy, Inc.	PG&E Corporation
CMS Energy Corporation	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	Progress Energy, Inc.
DTE Energy Company	SCANA Corporation
Duke Energy Corporation	Southern Company
Integrys Energy Group, Inc.	TECO Energy, Inc.
NiSource Inc.	Wisconsin Energy Corporation
Northeast Utilities	Xcel Energy Inc.

Core Operating Income

One performance share award vests based on core operating income reported over the three-year cycle for the award, with maximum achievement (150% of target) being reached if core operating income reaches the maximum level, but no shares would vest if core operating income is below the threshold level. The target number of performance shares granted would vest if core operating income reaches the target level.

Core operating income used to determine the vesting of performance share awards is based on reported operating income adjusted to remove the effect of specified items, either positive or negative, in order to reflect what we consider to be our core operational business performance in the period being measured. Adjustments are the following:

•

plus or minus income or loss (excluding allowance for funds used during construction) from any partnership in which the company holds an equity interest, which is recorded as equity income per accounting rules as well as amounts recorded in other income/expense associated with noncontrolling interests;

•	plus or minus income or loss related to our stranded cost recovery and system restoration bonds;

•	plus or minus any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus any differences in income from the deployment of Smart Grid related to the DOE stimulus grant than planned;

•	plus any unplanned expenses required by new legislation or regulation;

•

plus restructuring costs to be incurred in 2013 (including termination benefits provided to current employees that are voluntarily or involuntarily terminated; costs to terminate a contract that is not a capital lease; and costs to consolidate facilities or relocate employees);

•	plus impairments of goodwill;

•

plus or minus the financial impacts of any acquisitions, mergers and divestitures, including any impacts not reflected in the plan related to a master limited partnership or joint venture or any special financing arrangements;

•	plus or minus the financial impacts of any changes in accounting standards; and

•	plus any expenses incurred associated with Docket No. 39068.

Modified Cash Flow

One performance share award vests based on modified cash flow reported over the three-year cycle for the award, with maximum achievement (150% of target) being reached if modified cash flow reaches the maximum level, but no shares would vest if modified cash flow is less than the threshold level. The target number of performance shares granted would vest if modified cash flow reaches the target level.

Modified Cash Flow used to determine the vesting of performance share awards begins with our reported operating income, adjusted for those items, either positively or negatively, to reflect our view of the core operational business performance in the period being measured, as defined below:

Core operating income, as calculated above for determining the vesting of performance share awards:

•	plus depreciation and amortization included in the calculation of the core operating income performance objective (excluding Transportation Depreciation);

•

minus capital expenditures (excluding allowance for funds used during construction; unplanned projects required by new legislation or regulation), including capital expenditures incurred for partnerships (adjusted for any financing that is different than plan);

•	plus or minus the impacts of any differences from the deployment of Smart Grid related to the DOE stimulus grant than planned;

•	plus or minus the impacts of significant capital projects or changes to capital projects approved by the Board of Directors not included in the plan;

•	plus or minus the impacts to capital expenditures of any acquisitions, mergers and divestitures (including any master limited partnership or joint venture); and

•	plus or minus the impacts to capital expenditures of any changes in accounting standards.

Refer to “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentives” for a discussion of vesting and dividend rights associated with awards under our long term incentive plan.

Stock Awards. Participants received a restricted stock unit award, which we sometimes refer to as a “stock award” in this proxy statement, representing shares of CenterPoint Energy common stock, as shown in the table on page 41. Vesting of the stock awards requires CenterPoint Energy to have declared cash dividends on its common stock during the three-year vesting period totaling at least $2.37 per share and continuous service by the recipient through the three-year vesting period. “Retirement eligible” participants (age 55 with five years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the performance objective at the end of the vesting period with any such amount pro-rated for the period of their employment during the vesting period.

Outstanding Equity Awards At Fiscal Year-End 2011

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2011. The closing stock price on the New York Stock Exchange on December 31, 2011 was $20.09.

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
McClanahan	103,377	—	—	6.4378	3/4/2012	—	—	444,655	8,933,118
	103,900	—	—	5.6400	3/3/2013	—	—	—	—
	106,100	—	—	10.9200	3/2/2014	—	—	—	—
Whitlock	25,000	—	—	5.6400	3/3/2013	—	—	148,450	2,992,360
	35,200	—	—	10.9200	3/2/2014	—	—	—	—
Rozzell	—	—	—	—	—	—	—	139,115	2,794,819
Standish	29,100	—	—	5.6400	3/3/2013	—	—	133,960	2,691,257
	24,800	—	—	10.9200	3/2/2014	—	—	—	—
Harper	—	—	—	—	—	—	—	64,380	1,293,395

(1)	None of the awards have been transferred.

(2)	Outstanding stock awards with performance objectives will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	McClanahan	Whitlock	Rozzell	Standish	Harper
February 18, 2009	Stock Award(a)	February 18, 2012	51,200	17,100	16,100	15,500	7,400
February 24, 2010	Performance Shares(b)	December 31, 2012	156,645	52,245	49,140	47,295	22,590
February 24, 2010	Stock Award(a)	February 24, 2013	44,800	14,900	14,000	13,500	6,500
February 24, 2011	Performance Shares(c)	December 31, 2013	149,310	49,905	46,575	44,865	21,690
February 24, 2011	Stock Award(a)	February 24, 2014	42,700	14,300	13,300	12,800	6,200

Total			444,655	148,450	139,115	133,960	64,380

(a)	Award provides only one achievement level.

(b)	Based on 2010 and 2011 results, the provided amounts reflect maximum achievement for the total shareholder return, core operating income and modified cash flow awards.

(c)	Based on 2011 results, the provided amounts reflect maximum achievement for the total shareholder return, core operating income and modified cash flow awards.

Option Exercises and Stock Vested for Fiscal Year 2011

The following table indicates the number and value of stock options exercised and stock awards vested during 2011.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
McClanahan	100,000	1,231,500	208,979	4,396,089
Whitlock	15,600	176,706	69,607	1,464,458
Rozzell	93,639	992,493	65,457	1,377,171
Standish	—	—	62,965	1,324,827
Harper	—	—	41,046	896,330

(1)	For each of the named executive officers, the Stock Awards consist of the following:

Name	Performance Share Awards for the 2009-2011 Performance Cycle(a)		Stock Award Granted February 20, 2008 That Vested February 20, 2011		Stock Award Granted December 10, 2008 That Vested December 10, 2011
	Number of Shares (#)	Value Realized on Vesting (b) ($)	Number of Shares (#)	Value Realized on Vesting (c) ($)	Number of Shares (#)	Value Realized on Vesting (d) ($)
McClanahan	168,879	3,668,474	40,100	727,615	—	—
Whitlock	56,307	1,223,129	13,300	241,329	—	—
Rozzell	52,957	1,150,358	12,500	226,813	—	—
Standish	50,965	1,107,087	12,000	217,740	—	—
Harper	24,380	529,595	—	—	16,666	366,735

(a)

A participant is vested in the right to receive performance shares under the award agreements as of December 31, 2011 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed, then the actual transfer of the stock is made to participants.

(b)

Value Realized on Vesting for the performance share awards was determined using the average of the high and low market prices of our common stock ($19.19) on the New York Stock Exchange on the date described in the last sentence of the preceding footnote, together with a dividend equivalent amount equal to the dividends accrued during the performance period ($2.5325 per share) on our shares of common stock. The number of performance shares vested was determined based on an overall achievement level of 141%.

(c)

Value Realized on Vesting for the stock awards was determined using the average of the high and low market prices of our common stock ($15.86) on the New York Stock Exchange on the vesting date together with dividend equivalents per share during the vesting period of $2.285.

(d)

Value Realized on Vesting for the stock awards was determined using the average of the high and low market prices on our common stock ($19.675) on the New York Stock Exchange on the vesting date together with dividend equivalents per share during the vesting period of $2.33.

Pension Benefits

Pension benefits for our named executive officers are provided under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our named executive officers are eligible for benefits under a benefit restoration plan, also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 (which includes Messrs. Whitlock, Rozzell and Harper), participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (which includes Messrs. McClanahan and Standish), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, this final average pay formula benefit under the retirement plan was frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of January 1, 2009. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit. Effective January 1, 2009 all participants are eligible for a retirement benefit based on a cash balance formula of five percent of base salary and short term incentive compensation. Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. In order to comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (“CNP Benefit Restoration Plan”) for excess benefits that accrued or vested from and after 2005. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan and will receive payments in a lump sum under this plan. Benefit payments for our named executive officers will be delayed for six months to comply with Section 409A of the Internal Revenue Code. Messrs. McClanahan and Standish also have a benefit under the 1991 CenterPoint Energy Benefit Restoration Plan (“1991 Benefit Restoration Plan”), which provides for excess benefits that were earned and vested prior to 2005. The 1991 Benefit Restoration Plan is not subject to Section 409A, and benefits under this plan are paid at the same time and in the same form and manner as distributions from the retirement plan. The benefit restoration plans also provide for the inclusion of short term incentive compensation in the final average pay formula for calculating benefits for certain executives, including Messrs. McClanahan and Standish. Neither benefit restoration plan provides any past service credits or accelerated service benefits.

The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments during 2011 ($)
Final Average Pay Formula (1)
McClanahan	Retirement Plan	37.4	1,691,652	—
	CNP Benefit Restoration Plan	37.4	8,342,341	—
	1991 Benefit Restoration Plan	37.4	7,939,367	—
Standish	Retirement Plan	30.0	1,330,196	—
	CNP Benefit Restoration Plan	30.0	1,842,916	—
	1991 Benefit Restoration Plan	30.0	1,088,722	—
Cash Balance Formula (2)
Whitlock	Retirement Plan	10.4	121,184	—
	CNP Benefit Restoration Plan	10.4	285,915	—
Rozzell	Retirement Plan	10.8	122,957	—
	CNP Benefit Restoration Plan	10.8	282,758	—
Harper	Retirement Plan	3.1	37,425	—
	CNP Benefit Restoration Plan	3.1	46,138	—

(1)

Through December 31, 2008, Messrs. McClanahan and Standish accrued benefits based on years of service, final average pay and covered compensation, which we refer to as the final average pay (FAP) formula. Final average pay means the highest base salary for 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. Messrs. McClanahan and Standish’s retirement plan benefit is calculated under the following formula:

1.5% x FAP x Service + [0.44% x (FAP—Social Security Covered Compensation) x Service]

In the final average pay formula, the maximum service is 35 years. In addition, the age 65 benefit is not reduced for early retirement if retirement occurs at age 60 or later with at least 30 years of service. Early retirement subsidies are also provided for participants who are age 55 or older with at least 30 years of service. Messrs. McClanahan and Standish also accrued a benefit under the benefit restoration plans based on the final average pay formula as if the Internal Revenue Code limits did not apply. In addition, short term incentive compensation is included in the formula for calculating the benefit payable under the benefit restoration plans for certain key officers, including Messrs. McClanahan and Standish. Beginning in 2009, Messrs. McClanahan and Standish accrued a benefit under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply. In addition, under a supplemental agreement, Mr. McClanahan was credited with approximately seven months of service with a subsidiary company (valued at $315,829 as of December 31, 2011) for purposes of the final average pay formula.

The present value for Messrs. McClanahan and Standish was calculated based on benefits accrued through December 31, 2011 assuming retirement at the earliest age without a reduction in benefits (at least age 60 with at least 30 years of service). The calculation assumes the participant is 55% likely to commence the benefit in the form of a single life annuity and 45% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the RP-2000 Combined Healthy Mortality Table projected to 2020 using Scale AA and an interest rate of 4.90%. The lump sum distribution is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming interest rates of 3.90%, 4.65% and 4.90%, for benefits paid within the first five years, 6th through 20th years and all remaining years, respectively and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2011 was 4.90%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans—Pension and Postretirement Benefits” in Note 6(b) to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

(2)

Messrs. Whitlock, Rozzell and Harper’s benefits are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the “applicable interest rate” prescribed under the Internal Revenue Code for the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2011 plan year was 4.19%. In addition, Messrs. Whitlock, Rozzell and Harper accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.

The present value for Messrs. Whitlock, Rozzell and Harper was calculated based on benefits accrued through December 31, 2011 payable at age 65 (the earliest retirement age where the benefit is not reduced). Account balances are assumed to accumulate interest credits until age 65 at 4.75%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming interest rates of 3.90%, 4.65% and 4.90% for benefits paid within the first five years, 6th through 20th years and all remaining years, respectively and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the RP-2000 Combined Healthy Mortality Table projected to 2020 using Scale AA, and the interest rate for discounting payments back to December 31, 2011 is 4.90%.

Savings Plan and Savings Restoration Plans

Our savings plan provides that participants may contribute up to 50% on a pre-tax basis of their plan-eligible compensation. In addition, we make a matching contribution of 100% of the first 6% contributed by employees on a payroll-period basis. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; or (iii) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, CenterPoint Energy’s matching contribution is made in a bookkeeping account under the savings restoration plan. In order to comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (“CNP Savings Restoration Plan”) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan. Benefit payments for our named executive officers will be delayed for six months to comply with Section 409A of the Internal Revenue Code. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (“1991 Savings Restoration Plan”), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Our current deferred compensation plan permits eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short term incentive compensation. The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Participants in the plan currently may elect to receive distributions of their deferred compensation and interest in three ways: (i) an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain age 65, (ii) a lump sum distribution upon retirement or (iii) 15 annual installments commencing upon retirement. If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65. Mr. Harper was the only named executive officer who elected to defer compensation in the plan during 2011.

From 1985 to 1988, we offered the 1985 Deferred Compensation Plan that permitted participants to elect to defer all or part of their eligible compensation in those years. Higher fixed interest rates were available for deferrals made under the 1985 Deferred Compensation Plan as a result of higher prevailing market rates at that time. Distribution payments generally follow the same procedures described above for 15 annual installments; however, the fixed interest rate established at the time of deferral is used.

Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” on page 66 for funding of the plans upon a change in control.

Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Executive Contributions in 2011 ($)	Company Contributions in 2011(1) ($)	Aggregate Earnings in 2011(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2011(3) ($)
McClanahan	1989 Deferred Compensation Plan	—	—	111,807	—	1,688,943
	1985 Deferred Compensation Plan (4)	—	—	54,154	—	339,173
	CNP Savings Restoration Plan	—	122,628	91,968	—	1,243,002
	1991 Savings Restoration Plan	—	—	51,260	—	692,811
Whitlock	1989 Deferred Compensation Plan	—	—	403	—	6,094
	CNP Savings Restoration Plan	—	47,427	105,804	—	517,491
	1991 Savings Restoration Plan	—	—	53,258	—	260,485
Rozzell	CNP Savings Restoration Plan	—	43,383	77,439	—	473,341
	1991 Savings Restoration Plan	—	—	41,536	—	253,889
Standish	1989 Deferred Compensation Plan	—	—	18,209	—	275,063
	1985 Deferred Compensation Plan (4)	—	—	37,437	—	234,475
	CNP Savings Restoration Plan	—	41,898	56,500	—	370,561
	1991 Savings Restoration Plan	—	—	24,172	—	158,536
Harper	2005 Deferred Compensation Plan	21,300	—	8,373	—	126,490
	CNP Savings Restoration Plan	—	27,683	3,243	—	59,537

(1)

The Company Contributions in 2011 column for the savings restoration plan include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Our contributions to the savings plan and the savings restoration plan for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)

Aggregate Earnings in 2011 consist of earnings on prior plan deferrals. The interest rate for 2011 for the 1989 and 2005 Deferred Compensation Plans was 7.09% with interest compounded annually. Messrs. McClanahan, Whitlock Standish and Harper each have deferrals under one of these plans.

The interest crediting rate under the terms of the 1985 Deferred Compensation Plan was a fixed rate based upon the age of the participant at the time of deferral. Messrs. McClanahan and Standish are the only named executive officers who previously deferred under this plan and their interest crediting rate is 19%, with interest compounded annually. The above-market portion of these 2011 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

Aggregate Earnings in 2011 also includes gains and losses on both savings restoration plans determined based on the participant’s balances as of January 1, 2011 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the savings plan based on the investment funds selected under the savings plan by the participant.

(3)

Included in Mr. Harper’s Aggregate Balance at December 31, 2011 is salary earned and deferred of $21,300 in 2011, $68,000 in 2010 and $20,400 in 2009. These amounts are included for Mr. Harper in the Salary column of the Summary Compensation Table in each year, as applicable. In the last three years, no other named executive officer has contributed to the 2005 Deferred Compensation Plan.

(4)

In 1985, CenterPoint Energy entered into corporate-owned life insurance policies on the lives of Messrs. McClanahan and Standish who contributed to the 1985 Deferred Compensation Plan. These policies were entered into with their consent. Proceeds upon their deaths are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Potential Payments upon Change in Control or Termination

In December 2003, the Compensation Committee recommended to the Board of Directors the adoption of change in control agreements for selected executives to help ensure the executives’ continued full attention to business needs in the event of any change in control transaction as described in the agreements. Those agreements became effective in January 2004. The agreements were slightly modified through December 2008 to comply with final regulations under Section 409A of the Internal Revenue Code. In addition, the Board of Directors approved the adoption of a change in control agreement for Mr. Harper effective January 1, 2009, following his employment with us in December 2008. The amounts payable under the agreement were initially determined based on direction and input from the Committee’s consultant and a review of peer group companies. Our change in control agreements with certain executives, including each of our named executive officers, provide for payments and other benefits in the event a covered termination of employment occurs within two years after the completion of a transaction that effects a change in control. A change in control will be deemed to occur under the agreements if:

•	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy;

•	the members of our Board on the date of the agreement, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	there is a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	there is a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under these agreements, a covered termination occurs if the officer’s employment is terminated for reasons other than death, disability (as defined in our long-term disability plan), termination on or after age 65, involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to (a) a failure to maintain the officer in his position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits; (e) a reduction in the officer’s overall compensation; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The agreements provide that we will pay an officer experiencing a covered termination of employment a lump sum amount equal to three times the sum of the officer’s base salary plus short term incentive award at target (two times for Messrs. Standish and Harper). For officers who are not age 55 or older with five years of service, the agreements also provide for a short term incentive lump sum payment based on eligible earnings to the date of termination multiplied by his short term incentive target. All named executive officers other than Mr. Harper meet the age and service requirements and therefore would be entitled to a similar pro rata short term incentive payment under the terms of the short term incentive plan. Three years of service (two years for Messrs. Standish and Harper) will be added for benefit purposes under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. In addition, the agreements provide for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. The agreements also provide for us to make a tax gross-up payment to the officer if the officer is determined to owe any excise tax under Section 4999 of the Internal Revenue Code on “excess parachute payments;” however, the Board has determined that it will no longer include excise tax gross-up payment provisions in new or materially amended change in control agreements with our officers. Excess parachute payments are defined in Section 280G(b) of the Internal Revenue Code and may include payments under the change in control agreements or other agreements or arrangements, including the change in control provisions of the long term incentive plan awards described below. The tax gross-up payment would be an amount sufficient to make the officer whole, after payment of applicable taxes, including excise taxes, interest and penalties assessed. The total change in control payment is subject to a reduction of up to ten percent if such reduction would avoid triggering excise tax.

The change in control agreements are not “negotiated” between CenterPoint Energy and the executives covered by those agreements. Instead, the terms of the agreements and the executives to whom the agreements are offered are approved by the Board of Directors based on the recommendation of the Compensation Committee, with input from the Committee’s consultant. The approved form of agreement is then offered to the designated executives to accept or decline. Our Chief Executive Officer and the Committee’s consultant provide input to the Committee in identifying the participants. Each year the agreements are reviewed by the Committee, with input and review by the Committee’s independent compensation consultant. Although no enhancements have been made to benefits payable under the agreements since the initial approval in 2003, the form of the agreements was revised in 2007, following a review by the Committee’s consultant, to (i) reduce the length of change in control protection from three years to two years for certain executives, (ii) eliminate certain benefits and (iii) limit the term of the agreements to one year with annual review by the Committee to determine whether to continue the agreements. The agreements have also been revised to ensure compliance with Section 409A of the Internal Revenue Code.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the change in control agreement. The agreements also provide that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage in operations or marketing of products or services. The term of the agreements is one year, and they renew automatically for successive one-year terms unless the Board takes action to revise or terminate them.

Change in control provisions in our current long term incentive plan. The change in control agreements described above do not provide for any payments related to outstanding awards under our current long term incentive plan. The terms of outstanding awards to the named executive officers under our current long term incentive plan require us to make payments to these officers in the event of a change in control (which has the same definition contained in the change in control agreements), without regard to whether the officer’s employment is terminated. The different outstanding award types under the long term incentive plan are treated as follows:

Stock Awards. We would be required to settle rights relating to unvested stock awards by delivering to the officers shares of our common stock, without regard to whether any performance-based vesting conditions have been satisfied, together with shares having a market value equal to accrued dividend equivalents on those shares. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

Performance Shares. We would be required to settle rights relating to unvested performance shares by delivering the number of shares that would be required if performance was at the target achievement level plus dividend equivalent shares as described above. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

Options. We would be required to settle unexercised stock options from our long term incentive plan in cash for a per share amount equal to the excess of the fair market value of the common stock over the exercise price.

Payments in the event of change in control. The table below presents amounts that would have been payable in settlement of outstanding awards under our long term incentive plans if a change in control had occurred on December 31, 2011. It also presents amounts that would have been payable and the value of benefits provided under the change in control agreements assuming a covered termination of employment occurred on December 31, 2011 following a change in control. The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars.

Type of Payment	McClanahan	Whitlock	Rozzell	Standish	Harper
Severance amount	$6,764,000	$2,829,000	$2,645,000	$1,701,000	$1,254,000
Short term incentive plan (1)	1,123,000	402,000	376,000	362,000	257,000
Long term incentive plan: (2)
Performance shares	7,019,000	2,342,000	2,198,000	2,116,000	1,015,000
Stock awards	3,038,000	1,014,000	951,000	916,000	432,000
Stock options (3)	3,886,000	684,000	—	648,000	—
Benefit restoration plan (4)	397,000	191,000	181,000	98,000	71,000
Health and welfare benefits	28,000	28,000	28,000	28,000	15,000
Outplacement	4,000	4,000	4,000	4,000	4,000

Total benefit	22,259,000	7,494,000	6,383,000	5,873,000	3,048,000

Excise tax gross-up (5)	—	—	—	—	1,107,000

Total payment	$22,259,000	$7,494,000	$6,383,000	$5,873,000	$4,155,000

(1)

Under the terms of our short term incentive plan, an individual age 55 or older with at least five years of service satisfies the relevant provisions under the plan and is eligible for a pro rata payment at the actual level of achievement, without regard to whether it is preceded by a change in control, based on his eligible earnings to the date of termination multiplied by his short term incentive target. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan, and a change in control does not impact this payment. Mr. Harper does not satisfy the retirement provisions under the plan. Refer to “—Payments upon termination of employment.” For purposes of the table above, the target level of achievement has been assumed.

(2)

Under the terms of our long term incentive plan, an individual age 55 or older with at least five years of service satisfies the relevant provisions under the plan and is eligible for pro rata payment at the actual level of achievement, without regard to whether it is preceded by a change in control. Under the terms of our long term incentive plans for grants prior to 2010, amounts payable in shares would be converted to dollars using the New York Stock Exchange average of the high and low market prices for CenterPoint Energy common stock on the date on which the change in control occurred (which would be $20.19 in the case of a change in control on December 31, 2011). For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2011 (which was $20.09). Under the terms of our current long term incentive plan, amounts payable in shares would be converted to dollars using the New York Stock Exchange closing price on the date on which the change in control occurred. The change in control provisions under our current long term incentive plan are not conditioned upon termination of employment. The payments are determined as described under “– Change in control provisions in our current long term incentive plan.” Amounts shown for performance shares are calculated based on a target level of achievement for each award. Amounts shown for the long term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(3)

The amounts shown represent the cash payment the officers would receive upon a change in control for all outstanding options as of December 31, 2011 granted under our long term incentive plan. As of March 3, 2007, the named executive officers, as applicable, were fully vested in all outstanding options and could realize the gain on the options at any time through normal exercises and market sales of the shares acquired.

(4)

Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional three years of service and interest for Messrs. McClanahan, Whitlock and Rozzell and an additional two years of service and interest for Messrs. Standish and Harper. For purposes of calculating these amounts, balances were projected with the 2012 interest crediting rate of 3.02%. Immediate commencement of the benefit was also assumed.

(5)

The excise tax gross-up amount is calculated in accordance with Internal Revenue Code Section 280G and takes into account all applicable payments under the change in control agreements as well as those under the long term incentive plans. For purposes of the excise tax gross-up amount, 120% of the relevant applicable federal rate was used to discount certain annuity-type benefit payments. For purposes of this table, no portion of the severance amount has been allocated to non-compete restrictions described above. Depending upon the facts and circumstances, any such allocation may result in a reduction of the excise tax or prevent the excise tax from being triggered for a particular executive.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short term and long term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2011. The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars.

Type of Payment	McClanahan	Whitlock	Rozzell	Standish	Harper
Short term incentive plan (1)	$1,123,000	$402,000	$376,000	$362,000	—
Long term incentive plan: (2)
Performance shares	4,876,000	1,626,000	1,528,000	1,471,000	—
Stock awards	1,964,000	655,000	616,000	593,000	—

Total	$7,963,000	$2,683,000	$2,520,000	$2,426,000	—

(1)

Under the terms of our short term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution based on eligible earnings to date multiplied by his short term incentive target at the actual level of achievement. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan, and a termination of employment does not impact this payment. For purposes of the table above, the target level of achievement has been assumed. Mr. Harper does not satisfy the retirement provisions under the plan.

(2)

Under the terms of our long term incentive plans for grants prior to 2010, amounts payable in shares would be converted to dollars using the New York Stock Exchange average of the high and low market prices for CenterPoint Energy common stock on the date on which the change in control occurred (which would be $20.19). For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2011 (which was $20.09). Under the terms of our current long term incentive plan, amounts payable in shares would be converted to dollars using the New York Stock Exchange closing price on the date on which the change in control occurred. Under the terms of our long term incentive plans, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. In the case of performance shares, such distribution is based on the number of days employed in the performance cycle at the actual level of achievement. All amounts above have been calculated assuming the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan. Mr. Harper, however, does not satisfy the retirement provisions under the plan.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon termination due to death. If a named executive officer, other than Mr. Harper, had died on December 31, 2011, the officer’s designated beneficiaries would have been entitled to substantially the same amounts set forth in the table above under “– Payments upon termination of employment” for payments under the short term and long term incentive plans. If Mr. Harper had died on December 31, 2011, his designated beneficiaries would have been entitled to receive payments of $257,000 under the short term incentive plan, and $704,000 and $279,000, respectively, with respect to performance share awards and stock awards made under our long term incentive plan. All amounts would be paid at the time of death. The table below presents information on the value of the benefits also payable if a named executive officer had died on December 31, 2011. The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars. The beneficiaries would be entitled to the following amounts:

Type of Payment	McClanahan(2)	Whitlock	Rozzell	Standish	Harper
Executive life insurance plan(1)	$2,260,000	$1,080,000	$1,010,000	$974,000	$—
Executive benefit plan	6,215,000	—	—	2,679,000	—
Basic life insurance(1)	50,000	50,000	50,000	50,000	50,000

Total	$8,525,000	$1,130,000	$1,060,000	$3,703,000	$50,000

(1)	Amounts payable by third party insurance providers.

(2)

In 1986, CenterPoint Energy entered into a corporate-owned life insurance policy on the life of Mr. McClanahan who participates in the executive benefit plan. This policy was entered into with his consent. Proceeds upon his death are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are already entitled or which are required to be provided by law. These benefits include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon disability. If a named executive officer becomes disabled as defined under our long term disability plan, he would receive the long term disability payments stated in the table below as well as substantially the same amounts set forth in the table above under “– Payments upon termination of employment” payable for a termination of employment other than in connection with a change in control, or, in the case of Mr. Harper the amounts described above under “– Payments upon termination due to death” payable under our short term and long term incentive plans. Any currently outstanding options would remain exercisable until the earlier of the original expiration date or one year following the date of disability.

Type of Payment	McClanahan	Whitlock	Rozzell	Standish	Harper
Long term disability per month (1)	$20,000	$20,000	$20,000	$20,000	$16,000

(1)	Amounts are rounded to the nearest one thousand dollars.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants (including each of our named executive officers) under our deferred compensation plans, benefit restoration plans and savings restoration plans and in some instances our long term incentive plan agreements and change in control agreements. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee. If there is a change in control (defined in substantially the same manner as in the change in control agreements described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.

Equity Compensation Plan Information

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	5,261,215	(2)	$8.28	(3)	10,623,079	(4)
Equity compensation plans not approved by security holders	—		—		—

Totals	5,261,215		$8.28		10,623,079

(1)

Plans approved by shareholders consist of the the 2001 Long Term Incentive Plan, the 2009 Long Term Incentive Plan and the Stock Plan for Outside Directors. No future grants may be made under the 2001 plan.

(2)

Includes, in addition to shares underlying options, an aggregate of 4,295,815 shares issuable upon settlement of outstanding grants of 3,230,876 performance shares (which includes 1,090,590 shares at actual achievement for the 2009 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2010 and later) and 1,064,939 shares issuable upon settlement of outstanding grants of stock awards.

(3)	This weighted-average exercise price does not reflect the shares issuable upon settlement of outstanding grants of performance shares or stock awards.

(4)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance units and performance shares. The shares remaining available for issuance generally may be used for any of these types of awards, except that the Stock Plan for Outside Directors provides only for awards of common stock.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2012 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, each as filed with the Securities and Exchange Commission.

Sherman M. Wolff, Chairman

Donald R. Campbell

O. Holcombe Crosswell

Michael P. Johnson

Janiece M. Longoria

Report of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy. During 2011, the Audit Committee met seven times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and CenterPoint Energy that might bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board requirements and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”) and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2011, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2012.

Susan O. Rheney, Chairman

Donald R. Campbell

Michael P. Johnson

R. A. Walker

Peter S. Wareing

Principal Accounting Firm Fees

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ending December 31, 2011 and 2010 by CenterPoint Energy’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	Year Ended December 31,
	2011	2010
Integrated audit of financial statements and internal control over financial reporting(1)	$5,269,500	$5,961,700
Audit-related fees (2)	555,700	389,159

Total audit and audit-related fees	5,825,200	6,350,859
Tax fees	—	—
All other fees	—	—

Total fees	$5,825,200	$6,350,859

(1)

For 2011 and 2010, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits, attest services, and regulatory filings.

(2)

For 2011 and 2010, amount includes fees for consultations concerning financial accounting and reporting standards and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2011, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the annual audit of CenterPoint Energy’s accounts for the year 2012. Deloitte & Touche LLP (and their predecessors) have served as independent auditors for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of common stock voted for or against the matter. Abstentions and broker non-votes will not affect the outcome of the vote on this item. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the 2012 Annual Meeting of Shareholders. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation. We have structured our compensation program in order to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:

•

Market-Based Compensation Targets.  We generally target the market median (50th percentile) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in other companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•

Pay for Performance.  We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance.

•

2011 Compensation.  The Compensation Committee reviewed and approved increases to base salaries in 2011 ranging from 2.7% to 4.2% for our named executive officers, which were comparable to the average base pay increases for our employees generally. In 2011, the Compensation Committee reviewed, but did not change, the short term and long term incentive targets (expressed as a percentage of base salary earned during the year) for our named executive officers from the target levels established for both 2010 and 2009 incentive compensation.

•

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers in order to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Effective January 1, 2012, we revised our executive stock ownership guidelines in order to increase the amount of CenterPoint Energy common stock to be owned by our Chief Executive Officer from four times base salary to five times base salary, and to provide that unvested performance share awards will no longer be counted towards the guidelines for all of our officers. In addition, the ownership requirement will be determined based on the executive’s base salary at the end of the calendar year (prior to 2012, the ownership requirement was determined based on the executive’s base salary at the time he or she became covered by the guidelines or at the time of promotion to a higher level covered by the guidelines).

•

Recoupment Policy.  We have implemented a policy for the recoupment of short term and/or long term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

The discussion under “Compensation Discussion and Analysis” beginning on page 22 describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the summary compensation table and other related compensation tables and narrative discussion under “Executive Compensation Tables” beginning on page 38, which provides detailed information regarding the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve the following resolution regarding the compensation of our named executive officers:

RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

General Information

We began mailing this proxy statement and the accompanying proxy card to shareholders on March 16, 2012. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Morrow & Co., who will help us solicit proxies, of $9,500, plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless you withhold authority to do so in the proxy card.

Shareholder Proposals for 2013 Annual Meeting

Any shareholder who intends to present a proposal at the 2013 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 16, 2012.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2013 annual meeting, the required notice must be received by our Corporate Secretary between October 28, 2012 and January 26, 2013. The bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at www.centerpointenergy.com.

Director Nominations for 2013 Annual Meeting

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary identifying any other person making such nomination with the shareholder and providing proof of shareholder status. This notice must be received at our principal executive offices between October 28, 2012 and January 26, 2013. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders on our website at www.centerpointenergy.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. We believe that during the fiscal year ended December 31, 2011, all of our officers and directors complied with these filing requirements.

Householding of Annual

Meeting Materials

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (888) 468-3020. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2011, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Milton Carroll	David M. McClanahan
Chairman of the Board	President and Chief Executive Officer

March 16, 2012

CENTERPOINT ENERGY, INC.

C/O INVESTOR SERVICES

P.O. BOX 4505

HOUSTON, TX 77210-4505

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41072-P20044                 KEEP THIS PORTION FOR YOUR RECORDS

        DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.

    The Board of Directors recommends you vote

    FOR the following proposals:

Election of Directors

For Against Abstain

Nominees:

1a.   Donald R. Campbell

1b.  Milton Carroll

1c.  O. Holcombe Crosswell

The Board of Directors recommends you vote

FOR the following proposals:

For

Against

Abstain

1d.  Michael P. Johnson

2.

Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2012;

1e.  Janiece M. Longoria

3.

Approve the advisory resolution on executive compensation.

1f.  David M. McClanahan

1g.  Susan O. Rheney

1h.  R. A. Walker

1i.  Peter S. Wareing

1j.  Sherman M. Wolff

Yes

No

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

ADMISSION TICKET

CENTERPOINT ENERGY, INC.

2012 ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 26, 2012

9:00 a.m. Central Time

Auditorium

1111 Louisiana Street

Houston, Texas 77002

This admission ticket admits only the named shareholder.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

[GRAPHIC]

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 26, 2012.

The proxy statement and annual report to shareholders are

available at: http://materials.proxyvote.com/15189T

CENTERPOINT ENERGY, INC.

2012 Annual Meeting of Shareholders

Proxy—Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott E. Rozzell and Richard B. Dauphin, or either of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 26, 2012 at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for directors will expire in 2013. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2012, and FOR the advisory resolution on executive compensation.

Continued and to be signed on reverse side

CENTERPOINT ENERGY, INC.

C/O INVESTOR SERVICES

P.O. BOX 4505

HOUSTON, TX 77210-4505

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time April 23, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time April 23, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41074-P20044                 KEEP THIS PORTION FOR YOUR RECORDS

        DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.

    The Board of Directors recommends you vote

    FOR the following proposals:

Election of Directors

For

Against

Abstain

Nominees:

1a.   Donald R. Campbell

1b.  Milton Carroll

1c.  O. Holcombe Crosswell

The Board of Directors recommends you vote

FOR the following proposals:

For

Against

Abstain

1d.  Michael P. Johnson

2.

Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2012;

1e.  Janiece M. Longoria

3.

Approve the advisory resolution on executive compensation.

1f.  David M. McClanahan

1g.  Susan O. Rheney

1h.  R. A. Walker

1i.  Peter S. Wareing

1j.  Sherman M. Wolff

Yes

No

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.

Signature [PLEASE SIGN WITHIN BOX]

Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 26, 2012.

The proxy statement and annual report to shareholders are

available at: http://materials.proxyvote.com/15189T

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Company, Trustee of the STP Nuclear Operating Company Savings Plan (the Plan). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on April 23, 2012, you will be treated as directing the Plan’s Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

CENTERPOINT ENERGY, INC.

2012 Annual Meeting of Shareholders

Voting Directions to Trustee—Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints The Vanguard Fiduciary Company, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 26, 2012 at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for directors will expire in 2013. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2012, and FOR the advisory resolution on executive compensation.

Continued and to be signed on reverse side

Default;Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Yes

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time April 23, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time April 23, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CENTERPOINT ENERGY, INC.

C/O INVESTOR SERVICES

P.O. BOX 4505

HOUSTON, TX 77210-4505

M41076-P20044

CENTERPOINT ENERGY, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

For

Abstain

Against

Nominees:

!

!

!

1a. Donald R. Campbell

!

!

!

1b. Milton Carroll

!

!

!

1c. O. Holcombe Crosswell

The Board of Directors recommends you vote FOR the following proposals:

Against

For

Abstain

!

!

!

!

!

!

1d. Michael P. Johnson

2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2012;
!
!
!
!
!
!
1e.	Janiece M. Longoria
3.	Approve the advisory resolution on executive compensation.
!
!
!
1f.	David M. McClanahan
!
!
!
1g.	Susan O. Rheney
!
!
!
1h.	R. A. Walker
!
!
!
1i.	Peter S. Wareing
!
!
!
1j.	Sherman M. Wolff

No

Yes

!

!

Please indicate if you plan to attend this meeting.

!

!

Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 26, 2012.

The proxy statement and annual report to shareholders are

available at: http://materials.proxyvote.com/15189T

This proxy covers all shares in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions to The Northern Trust Company, Trustee of the Plan. Under the Plan, participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 23, 2012 The Northern Trust Company, as Trustee, will vote the undirected shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA.

CENTERPOINT ENERGY, INC.

2012 Annual Meeting of Shareholders

Voting Directions to Trustee—Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints and directs The Northern Trust Company to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 26, 2012 at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for directors will expire in 2013. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2012, and FOR the advisory resolution on executive compensation.

Continued and to be signed on reverse side